UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Lear Corporation

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21557 Telegraph Road

Southfield, Michigan 48033

March 31, 2016

Dear Stockholder:

On behalf of the Board of Directors of Lear Corporation, you are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 19, 2016, at 9:00 a.m. (Eastern Time) at Lear Corporation’s Corporate Headquarters, 21557 Telegraph Road, Southfield, Michigan 48033.

We have included in this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Lear Corporation from documents we have filed with the Securities and Exchange Commission.

We are delivering our proxy statement and annual report pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about April 4, 2016, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.

You are being asked at the Annual Meeting to elect directors named in this proxy statement, to ratify the retention of Ernst & Young LLP as our independent registered public accounting firm, to provide an advisory vote to approve our executive compensation and to transact any other business properly brought before the meeting.

Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposals by following the voting instructions contained in the proxy statement.

Sincerely,

Henry D.G. Wallace	Matthew J. Simoncini

Non-Executive Chairman	President, Chief Executive Officer and Director

This proxy statement is dated March 31, 2016 and is first being made available to stockholders via the Internet on or about April 4, 2016.

LEAR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 19, 2016

9:00 A.M. (Eastern Time)

To the Stockholders of Lear Corporation:

The 2016 Annual Meeting of Stockholders will be held on May 19, 2016, at 9:00 a.m. (Eastern Time) at Lear Corporation’s corporate headquarters, 21557 Telegraph Road, Southfield, Michigan 48033. The purpose of the meeting is to:

1.	elect ten directors;

2.	ratify the retention of Ernst & Young LLP as our independent registered public accounting firm for 2016;

3.	provide an advisory vote to approve our executive compensation; and

4.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

Voting is limited to stockholders of record at the close of business on March 24, 2016. A list of stockholders entitled to vote at the meeting, and any postponements or adjournments of the meeting, will be available for examination between the hours of 9:00 a.m. and 5:00 p.m. (Eastern Time) at our headquarters at 21557 Telegraph Road, Southfield, Michigan 48033 during the ten days prior to the Annual Meeting and also at the Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

By Order of the Board of Directors,

Terrence B. Larkin
Executive Vice President, Business Development, General Counsel and Corporate Secretary

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our annual report available to stockholders electronically via the Internet. On or about April 4, 2016, we will mail to most of our stockholders a notice (the “Notice”) containing instructions on how to access this proxy statement and our annual report and to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, will receive e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or will be mailed paper copies of our proxy materials and a proxy card on or about April 4, 2016.

The Notice also contains instructions on how to request a printed copy of the proxy materials. In addition, you may elect to receive future proxy materials in printed form by mail or electronically by e-mail by following the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

-i-

LEAR CORPORATION

21557 Telegraph Road

Southfield, Michigan 48033

SUMMARY OF THE ANNUAL MEETING

This proxy statement contains information related to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Lear Corporation (referred to herein as the “Company,” “Lear,” “we,” “us” or “our” as the context requires) to be held at the Company’s corporate headquarters, 21557 Telegraph Road, Southfield, Michigan 48033, on May 19, 2016, at 9:00 a.m. (Eastern Time). This proxy statement is first being distributed to stockholders on or about April 4, 2016.

Why did you send me this proxy statement?

We sent you this proxy statement because the Board of Directors (the “Board”) of the Company is soliciting your proxy to vote at the Annual Meeting to be held on May 19, 2016, at 9:00 a.m. (Eastern Time) and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 24, 2016. On the record date, there were 73,371,256 shares of our common stock, par value $0.01 per share, outstanding (excluding 608,316 shares reserved for the satisfaction of certain claims in connection with our emergence from chapter 11 bankruptcy proceedings, which are not entitled to vote at the Annual Meeting). Our common stock is the only class of voting securities outstanding.

How many shares must be present to conduct the Annual Meeting?

We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.

What matters are to be voted on at the Annual Meeting?

The agenda for the Annual Meeting is to:

1.	elect ten directors;

2.	ratify the retention of Ernst & Young LLP as our independent registered public accounting firm for 2016;

3.	provide an advisory vote to approve our executive compensation; and

4.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election of each of Lear’s director nominees named in this proxy statement;

2.	FOR the ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm for 2016; and

3.	FOR the approval, on an advisory basis, of our executive compensation.

How do I vote at the Annual Meeting?

You may vote in person at the Annual Meeting or by proxy. In addition, if you are a stockholder of record of Lear’s shares, there are three ways to vote by proxy:

•	By Telephone — You can vote by telephone by following the instructions on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote by telephone;

•

By Internet — You can vote via the Internet by following the instructions on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet; or

•	By Mail — You can vote by completing, dating, signing and returning the proxy card.

If you are a beneficial owner of shares held in street name, you may vote as follows:

•

By Telephone — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•

By Internet — You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•

By Mail — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot when you arrive.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. on May 18, 2016. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting in person.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement, FOR the ratification of the retention of our independent registered public accounting firm and FOR the advisory approval of executive compensation described in this proxy statement.

As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).

May I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy by telephone, Internet or mail or by voting your shares in person at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting in person.

What vote is required to elect directors and approve the other matters described in this proxy statement?

Because this is an uncontested election, the director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal No. 1). Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

For the ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2) and the advisory approval of our executive compensation (Proposal No. 3), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will not be voted but will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote on Proposals No. 2 and 3. Broker non-votes will have no effect on Proposal No. 3. For additional information about broker non-votes see “How do I vote if my bank or broker holds my shares in ‘street name’?”

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How do I vote if my bank or broker holds my shares in “street name”?

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 (ratification of auditors)) but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposals No. 1 (director elections) and No. 3 (advisory vote on executive compensation)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the remaining proposals, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

How many votes do I have?

Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.

Who pays for the Company’s solicitation of proxies?

The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians, and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations.

What do I need for admission to the Annual Meeting?

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the record date (March 24, 2016), individuals holding a valid proxy from a record holder and other persons authorized by the Company. If you are a stockholder of record (or a “recordholder”) your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in a street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned stock as of the record date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Upon the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated the ten individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2017 or until their successors, if any, are elected or appointed. Our Amended and Restated Certificate of Incorporation and Bylaws provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees. In addition, our Corporate Governance Guidelines contain a resignation policy which provides that in the event an incumbent director fails to receive a majority of the votes cast in an uncontested election, such director shall promptly tender his or her resignation to the Board for consideration. The Board has determined that each director nominee, other than Mr. Simoncini, is an independent director, as further described below in “Directors and Corporate Governance — Independence of Directors.”

All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Name	Position
Richard H. Bott	Director
Thomas P. Capo	Director
Jonathan F. Foster	Director
Mary Lou Jepsen	Director
Kathleen A. Ligocki	Director
Conrad L. Mallett, Jr.	Director
Donald L. Runkle	Director
Matthew J. Simoncini	Director, President and Chief Executive Officer
Gregory C. Smith	Director
Henry D.G. Wallace	Director, Non-Executive Chairman

Biographical information relating to each of the director nominees is set forth below under “Directors and Corporate Governance” and incorporated by reference herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF LEAR’S DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF EACH OF LEAR’S DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

DIRECTORS AND CORPORATE GOVERNANCE

Director Biographical Information and Qualifications

Set forth below is a description of the business experience of each director, as well as the specific qualifications, skills and experiences considered by the Nominating Committee and the Board in recommending our slate of director nominees. Each director listed below is nominated for re-election to the Board for a term expiring at the annual meeting of stockholders in 2017. See “Election of Directors (Proposal No. 1).”

Richard H. Bott	Age: 69	Lear Committees: • Audit

Biography

Mr. Bott has been a director of the Company since September 2013. Mr. Bott worked in investment banking for more than 35 years at Morgan Stanley & Co. and Credit Suisse First Boston (now Credit Suisse), where he provided financial structuring and strategic advice to numerous large American and international corporations, with a focus on industrial, automotive and transportation companies. Mr. Bott served as Vice Chairman, Institutional Securities Group of Morgan Stanley & Co. Incorporated from 2003 until his retirement at the end of 2007. Prior to holding this position, Mr. Bott served as Vice Chairman, Investment Banking, of Credit Suisse First Boston Corporation from 1998 to 2003; Managing Director, The First Boston Corporation and its successor companies, CS First Boston Corporation and Credit Suisse First Boston Corporation, from 1982 to 1998; and Vice President, Assistant Vice President & Associate, The First Boston Corporation from 1972 to 1982. Mr. Bott is also a director of Genesee & Wyoming Inc., serving on both the Audit and Compensation Committees. Mr. Bott has a bachelor’s degree in Economics from Princeton University and an MBA from Columbia Business School.

Skills and Qualifications

•   Executive management and leadership experience

•   Public company directorship and committee experience

•   Extensive experience in global finance, investment banking and capital markets

•   Significant experience in structuring and executing financing transactions, and mergers and acquisitions

•   Independent of management

Thomas P. Capo	Age: 65	Lear Committees: • Audit • Compensation (Chair)
Biography

Mr. Capo has been a director of the Company since November 2009. Mr. Capo was Chairman of Dollar Thrifty Automotive Group, Inc. from October 2003 until November 2010. Mr. Capo was a Senior Vice President and the Treasurer of DaimlerChrysler Corporation from November 1998 to August 2000, Vice President and Treasurer of Chrysler Corporation from 1993 to 1998, and Treasurer of Chrysler Corporation from 1991 to 1993. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation. Mr. Capo also serves as a director of Cooper Tire & Rubber Company. Previously, Mr. Capo served as a director of Dollar Thrifty Automotive Group, Inc. from its initial public offering in 1997 until its sale to Hertz Corporation in 2012, JLG Industries, Inc. until its sale to Oshkosh Corp. in 2006, Sonic Automotive, Inc. and Microheat, Inc. Mr. Capo has a bachelor’s degree in Finance, an MBA and a master’s degree in Economics from the University of Detroit-Mercy.

Skills and Qualifications

•   Executive management and leadership experience, with extensive knowledge of the automotive industry

•   Public company directorship and committee experience, including at board chairman level

•   Extensive experience in global finance, treasury, investment management and capital markets

•   Core leadership and management experience in mergers, acquisitions and divestitures, strategy development and capital restructuring

•   Extensive experience in financial analysis, financial reporting, compliance and internal controls

•   Independent of management

Jonathan F. Foster	Age: 55	Lear Committees: • Audit • Nominating and Corporate Governance (Chair)
Biography

Mr. Foster has been a director of the Company since November 2009. Mr. Foster is Managing Director of Current Capital LLC, a private equity investing and management services firm. Previously, from 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. From 2005 until 2007, he served as Executive Vice President — Finance and Business Development of Revolution LLC. From 2002 until 2004, Mr. Foster was a Managing Director of The Cypress Group, a private equity investment firm and from 2001 until 2002, he served as a Senior Managing Director and Head of Industrial Products and Services Mergers & Acquisitions at Bear Stearns & Co. From 1999 until 2000, Mr. Foster served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Toysrus.com, Inc. Previously, Mr. Foster was with Lazard, primarily in mergers and acquisitions, for over ten years, including as a Managing Director. Mr. Foster is also a director of Masonite International Corporation, Berry Plastics, Chemtura Corporation, and Sabine Oil & Gas. He was a director of privately held TI Automotive and privately held Stackpole; he is Non- Executive Chairman of privately held Chassix. Mr. Foster was previously a member of the board of directors of Smurfit-Stone Container Corporation. Mr. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting & Finance from the London School of Economics and has attended the Executive Education Program at Harvard Business School.

Skills and Qualifications

•   Executive management and leadership experience

•   Public company directorship and committee experience, including with global manufacturing companies

•   Experience in financial statement preparation and accounting, financial reporting, compliance and internal controls

•   Previous experience as a chief financial officer

•   Extensive transactional experience in mergers and acquisitions, debt financings and equity offerings

•   Extensive experience as an investment banker, private equity investor and director with industrial companies, including those in the automotive sector

•   Independent of management

Mary Lou Jepsen	Age: 50

Biography

Dr. Jepsen was appointed a director of the Company in March 2016. Dr. Jepsen is the Executive Director of Engineering at Facebook, Inc. and Head of Display Technologies at Oculus where she leads advanced consumer electronics, opto-electronic and display design and manufacturing efforts. Previously, Dr. Jepsen had a similar role at Google, Inc. and Google X. She also co-founded One Laptop per Child, and was the lead architect of the $100 laptop, millions of which were shipped to children in the developing world. She is the principal inventor on approximately 100 patents. She has broad advisory experience in Peru, China, Uruguay, Taiwan, Brazil and the United States, as well as at the United Nations. Dr. Jepsen holds a doctorate degree from Brown University in Optical Sciences, a master of science degree from Massachusetts Institute of Technology in Visual Studies and a bachelor’s of science degree in Electrical Engineering from Brown University.

Skills and Qualifications

•   One of the world’s foremost display innovators

•   Exceptional track record of leadership and innovation

•   Significant experience in working with Asia’s largest computer manufacturers

•   Experience and leadership in engineering with global technology companies

•   Globally recognized with dozens of prestigious awards including TIME magazine’s “Time 100” as one of the 100 most influential people in the world, a CNN top 10 thinker, and by the leading global professional societies in optics, display and electronics

•   Executive management experience

•   Independent of management

Kathleen A. Ligocki	Age: 59	Lear Committees: • Compensation • Nominating and Corporate Governance
Biography

Ms. Ligocki has been a director of the Company since September 2012. Ms. Ligocki is the Chief Executive Officer of Agility Fuel Systems, based in Santa Ana, California. Ms. Ligocki has served as the Chief Executive Officer of Harvest Power, Inc., one of the leading organics management companies in North America from 2014 to 2015. She served as an Operating Partner at Kleiner Perkins Caufield & Byers, one of Silicon Valley’s top venture capital providers. Ms. Ligocki worked with the firm’s greentech ventures on strategic challenges, scaling operations and commercialization from 2012 to 2014. Ms. Ligocki also has served as the Chief Executive Officer of two early stage companies: Next Autoworks, an auto company with a unique low-cost business model, from 2010 to 2012, and GS Motors, a Mexico City-based auto retailer owned by Grupo Salinas, a large Mexican conglomerate, from 2008 to 2009. From 2008 to 2010, Ms. Ligocki also served as a Principal in Pine Lake Partners, a consultancy focused on start-ups and turnarounds. From 2003 to 2007, Ms. Ligocki was the Chief Executive Officer of Tower Automotive, a global Fortune 1000 automotive supplier. Previously, Ms. Ligocki held executive positions at Ford Motor Company and at United Technologies Corporation where she led operations in North America, Europe, Africa, the Middle East and Russia. Ms. Ligocki began her career at General Motors Corporation working for 15 years at Delco Electronics Corporation. Ms. Ligocki formerly served as a director of Harvest Power, Inc., Ultura, Inc., Ashland Inc., Next Autoworks, BlueOak Resources and Lehigh Technologies. Ms. Ligocki earned a bachelor’s degree with highest distinction in Liberal Studies from Indiana University Kokomo and holds an MBA from the Wharton School at the University of Pennsylvania. She also has been awarded honorary doctorate degrees from Central Michigan University and Indiana University Kokomo.

Skills and Qualifications

•   Executive management and leadership experience, including in the automotive industry

•   Public company directorship and committee experience, including in the automotive industry

•   Extensive experience in financial analysis, financial statement preparation, financial reporting, compliance and internal controls

•   Senior management experience in international automotive operations

•   Understanding of a wide range of issues through experience with businesses ranging from start-ups to large, global manufacturing operations

•   Independent of management

Conrad L. Mallett, Jr	Age: 62	Lear Committees: • Compensation • Nominating and Corporate Governance
Biography

Justice Mallett has been a director of the Company since August 2002. Justice Mallett was reappointed Chief Administrative Officer of Detroit Medical Center in January 2012, after serving as President and Chief Executive Officer of Detroit Medical Center’s Sinai Grace Hospital from August 2003 until December 2011. Prior to that, Justice Mallett served as the Chief Legal and Administrative Officer of the Detroit Medical Center beginning in March 2003. Previously, he served as President and General Counsel of La-Van Hawkins Food Group LLC from April 2002 to March 2003, and Chief Operating Officer for the City of Detroit from January 2002 to April 2002. From August 1999 to April 2002, Justice Mallett was General Counsel and Chief Administrative Officer of the Detroit Medical Center. Justice Mallett was also a Partner in the law firm of Miller, Canfield, Paddock & Stone from January 1999 to August 1999. Justice Mallett was a Justice of the Michigan Supreme Court from December 1990 to January 1999 and served a two-year term as Chief Justice beginning in 1997. Justice Mallett is a director of Kelly Services, Inc. Justice Mallett has a bachelor’s degree from the University of California, Los Angeles, a JD and a master of public administration degree from the University of Southern California and an MBA from Oakland University.

Skills and Qualifications

•   Executive management and leadership experience

•   Leadership experience gained as Chief Justice of the Michigan Supreme Court

•   Public company directorship and committee experience

•   Extensive legal and governmental experience, including significant involvement in state, municipal and community governmental activities

•   Independent of management

Donald L. Runkle	Age: 70	Lear Committees: • Compensation • Nominating and Corporate Governance
Biography

Mr. Runkle has been a director of the Company since November 2009. Mr. Runkle currently serves as the Executive Chairman of Ioxus Inc. and is a Director of VIA Motors and the Lean Enterprise Institute. He also serves as an Operating Executive Advisor at Tennenbaum Capital Partners, a position he has held since 2005, and is on the Advisory Boards of General Fusion, PowerGenix and TULA Technology. Mr. Runkle also serves on the Engineering Advisory Council of the University of Michigan. Recently, Mr. Runkle was Executive Chairman of EcoMotors International and formerly served as its Chief Executive Officer. He was also formerly Chairman of Autocam and Eagle-Picher Corporations, and formerly a director of Envirotest, Transonic Combustion and WinCup Corporation. From 1999 until 2005, Mr. Runkle held various executive-level positions at Delphi Corporation, including Director, Vice Chairman and Chief Technology Officer from 2003 until 2005, Executive Vice President and President, Delphi Dynamics and Propulsion Sector from 2000 until 2003 and President, Delphi Energy and Engine Management Systems from 1999 to 2000. Prior to Delphi, Mr. Runkle was employed by General Motors Corporation for over 30 years in various executive-level positions, including Vice President & General Manager of Energy & Engine Management Systems from 1996 until 1999, Vice President & General Manager of Saginaw Steering Systems from 1993 until 1996, Vice President of North American Engineering Operations from 1992 to 1993, Vice President of Advanced Engineering from 1988 to 1992, as well as Chief Engineer of Chevrolet and Assistant Chief Engineer of Buick. Mr. Runkle has a bachelor’s and master’s degree in Mechanical Engineering from the University of Michigan and a Master of Science in Management Studies degree, as a Sloan Fellow, from the Massachusetts Institute of Technology.

Skills and Qualifications

•   Executive management and leadership experience, including in the automotive industry

•   Management and consulting experience in technology, including in the automotive industry and as chief technology officer

•   Directorship and management experience, including in the automotive industry, at board chairman level and with a public company

•   Independent of management

Matthew J. Simoncini	Age: 55	President and Chief Executive Officer

Biography

Mr. Simoncini has served as President, Chief Executive Officer and a director of the Company since September 2011. In this role, Mr. Simoncini is responsible for the strategic direction and operational leadership of the Company. Formerly, Mr. Simoncini was Senior Vice President and Chief Financial Officer of the Company, a role he had held since September 2007. As Senior Vice President and Chief Financial Officer, he was responsible for the Company’s global Finance operations, including external Financial Reporting, Corporate Business Planning & Analysis, Corporate Strategy and Business Development as well as Information Technology activities worldwide. In August 2006, Mr. Simoncini was named Senior Vice President of Finance and Chief Accounting Officer where he was responsible for the Company’s worldwide operational finance, accounting and financial reporting. Prior to that, he was vice president of Global Finance, a position he had held since June 2004. Mr. Simoncini also served as the Company’s Vice President of Finance — Europe as well as held the Vice President of Finance position for the Company’s Electrical & Electronics business and DaimlerChrysler division. Mr. Simoncini joined United Technologies Automotive (“UTA”) in April 1996 as director of Finance for the Motors Division with responsibility for the financial activities of the business unit. At the time of the Company’s acquisition of UTA in May 1999, Mr. Simoncini was director of Global Financial Planning & Analysis. Previous to UTA, Mr. Simoncini held financial and manufacturing positions with Varity Kelsey Hayes and Horizon Enterprises including Chief Financial Officer of Kelsey Hayes’ European Operations. Mr. Simoncini began his career at Touche Ross and is a certified public accountant. In addition to his responsibilities at the Company, Mr. Simoncini is a member of the board of directors for the Wayne State University Foundation, Detroit Economic Club, Business Leaders of Michigan and the Michigan Opera Theatre. Mr. Simoncini earned a bachelor’s degree in Accounting from Wayne State University.

Skills and Qualifications

•   Executive management and leadership experience with the Company, current President and Chief Executive Officer, former Senior Vice President and Chief Financial Officer

•   Record of leadership, achievement and execution of the Company’s business and global strategy

•   Extensive understanding of finance, treasury, financial reporting, investment analysis, management, compliance and internal controls

Gregory C. Smith	Age: 64	Lear Committees: • Audit (Chair) • Nominating and Corporate Governance
Biography

Mr. Smith has been a director of the Company since November 2009. Mr. Smith, a retired Vice Chairman of Ford Motor Company, currently serves as Principal of Greg C. Smith LLC, a private management consulting firm, a position he has held since 2007. Previously, Mr. Smith was employed by Ford Motor Company for over 30 years until 2006. Mr. Smith held various executive-level management positions at Ford Motor Company, most recently serving as Vice Chairman from 2005 until 2006, Executive Vice President and President — Americas from 2004 until 2005, Group Vice President — Ford Motor Company and Chairman and Chief Executive Officer — Ford Motor Credit Company from 2002 to 2004, Vice President, Ford Motor Company, and President and Chief Operating Officer, Ford Motor Credit Company, from 2001 to 2002. As Vice Chairman, Mr. Smith was responsible for Ford’s Corporate Strategy and Staffs, including Human Resources and Labor Affairs, Information Technology, and Automotive Strategy. During his career at Ford, Mr. Smith ran several major business units and had extensive experience in Financial Services, Strategy, Marketing and Sales, Engineering and Product Development. Mr. Smith also was responsible for Hertz when Ford owned it, and, in 2005, Automotive Components Holdings, the portion of Visteon that Ford repurchased. Currently, Mr. Smith serves as a director of Penske Corporation and formerly served as a director of the Federal National Mortgage Association (Fannie Mae) and Solutia Inc. Mr. Smith also serves on the Risk Oversight Advisory Council of the National Association of Corporate Directors. Mr. Smith has a bachelor’s degree in Mechanical Engineering from Rose-Hulman Institute of Technology and an MBA from Eastern Michigan University.

Skills and Qualifications

•   Executive management and leadership experience, including in the automotive industry

•   Public company directorship and committee experience

•   Served on audit committees of public and private companies

•   Experience actively overseeing finance departments and personnel

•   Extensive experience and knowledge of automotive industry

•   Experience and knowledge of automotive company operations and strategic issues, including engineering, manufacturing, marketing, human resources and finance

•   Independent of management

Henry D.G. Wallace	Age: 70

Biography

Mr. Wallace has served as the Company’s Non-Executive Chairman since August 2010 and has been a director of the Company since February 2005. Mr. Wallace worked for 30 years at Ford Motor Company until his retirement in 2001 and held several executive level operations and financial oversight positions. His most recent positions included Chief Financial Officer, Ford Motor Company, and President and CEO of Mazda Motor Corporation. Mr. Wallace serves as Non-Executive Chairman of Diebold, Inc. (formerly Interim Executive Chairman). Mr. Wallace formerly served as a director of Hayes Lemmerz International, Inc. and AMBAC Financial Group, Inc. Mr. Wallace earned a bachelor’s degree with Honours from the University of Leicester, England.

Skills and Qualifications

•   Experience and leadership with a global manufacturing company

•   Leadership experience on boards of several public companies

•   Extensive international experience in Asia, Europe and Latin America

•   Experience in finance, financial statement preparation and accounting, financial reporting, compliance and internal controls, including as chief financial officer

•   Executive management experience, including in the automotive industry

•   Independent of management

Criteria for Selection of Directors

The following are the general criteria for the selection of our directors that the Nominating Committee utilizes in evaluating candidates for Board membership. The Nominating Committee considers, without limitation, a director nominee’s independence, skills and other attributes, experience, perspective, background and diversity (which we define broadly to include differences in viewpoints, background, experience, skill, education, national origin, gender, race, age, culture and current affiliations that may offer the Company exposure to contemporary business issues and is considered in the context of the Board as a whole). These qualifications may vary from year to year, depending on the needs of the Company at the time.

The general criteria set forth below are not listed in any particular order of importance:

•	Background, experience and record of achievement, including, without limitation, in the automotive industry;

•	Diversity with respect to viewpoints, background, experience, skill, education, national origin, gender, race, age, culture and current affiliations;

•	Personal and professional ethics and integrity, collegiality, objective perspective and practical judgment;

•	Ability and willingness to devote sufficient time to carry out duties and responsibilities effectively;

•	Commitment to maximizing intrinsic stockholder value;

•	Finance and accounting expertise; and

•	Independence — a majority of directors must be independent.

The above criteria should not be construed as minimum qualifications for director selection nor is it expected that director nominees will possess all of the criteria identified. Rather, they represent the range of complementary talents, backgrounds and experiences that the Nominating Committee believes would contribute to the effective functioning of our Board.

Our Corporate Governance Guidelines and Nominating Committee charter provide guidelines with respect to the consideration of director candidates. Under these guidelines, the Nominating Committee is responsible for, subject to approval by the Board, establishing and periodically reviewing the criteria for Board membership and selection of new directors, including independence standards. The Nominating Committee also may recommend to the Board changes to the portfolio of director skills, experience, perspective and background required for the effective functioning of the Board considering our strategy and the regulatory, geographic and market environments. Any such changes to the director selection criteria must be approved by the Board.

The Nominating Committee screens candidates and recommends director nominees who are approved by the Board. The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Nominating Committee also may retain a search firm (which may be paid a fee) to identify director candidates. Once a potential candidate has been identified, the Nominating Committee evaluates the potential candidate based on the Board’s criteria for selection of directors (described above) and the composition and needs of the Board at the time. All director candidates are evaluated on the same basis. Candidates also are evaluated in light of Board policies, such as those relating to director independence and service on other boards, as well as considerations relating to the size and structure of the Board.

Recommendation of Directors by Stockholders

In accordance with its charter, the Nominating Committee will consider candidates for election as a director of the Company recommended by any Lear stockholder, provided that the recommending stockholder follows the procedures set forth in Section 1.13 of the Company’s Bylaws for nominations by stockholders of persons to serve as directors. The Nominating Committee evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Nominating Committee, as described above.

Pursuant to Section 1.13 of the Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to the anniversary of the preceding year’s annual meeting or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which “public announcement” of the date of such annual meeting is made by the Company. For purposes of the Bylaws, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by us with the SEC.

The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033; Attention: Terrence B. Larkin, Executive Vice President, Business Development, General Counsel and Corporate Secretary.

A copy of our Bylaws, as amended, has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 9, 2009.

Independence of Directors

The Company’s Corporate Governance Guidelines provide that a majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating Committee, must meet the criteria for independence set forth under applicable law and the New York Stock Exchange (“NYSE”) listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. These independence guidelines are part of our Corporate Governance Guidelines, available on our website at www.lear.com. In addition to applying these director independence guidelines and the NYSE independence guidelines, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

The Board has made director independence determinations with respect to each of our directors. Based on our director independence guidelines and the NYSE independence guidelines, the Board has affirmatively determined that (i) Messrs. Bott, Capo and Foster, Dr. Jepsen, Ms. Ligocki and Messrs. Mallett, Runkle, Smith and Wallace (A) have no relationships or only immaterial relationships with us, (B) meet our director independence guidelines and the NYSE independence guidelines with respect to any such relationships and (C) are independent; and (ii) Mr. Simoncini is not independent. Mr. Simoncini is our President and Chief Executive Officer (the “CEO”).

Board’s Role in Risk Oversight

The Company’s management continually monitors the material risks facing the Company. Our enterprise risk management process is designed to facilitate the identification, assessment and management of certain key risks the Company may encounter and which may impact our ability to achieve our strategic objectives. The enterprise risk management process supplements management’s ongoing responsibilities to monitor and address risks by working with risk owners to identify causes of and action plans for certain risks, which then are discussed with senior management.

The Board, with the assistance of the Board committees, is responsible for overseeing such management actions to ensure that material risks affecting the Company are identified and managed appropriately. The Board and the Board committees oversee risks associated with their principal areas of focus, as summarized below:

Board/Committee Areas of Risk Oversight and Actions

Full Board

•   Carefully evaluates the reports received from management and makes inquiries of management on areas of particular interest to the Board

•   Reviews with management material strategic, operational, financial, compensation and compliance risks

•   Considers specific risk topics in connection with strategic planning and other matters

•   Oversees risk oversight and related activities conducted by the Board committees through reports of the committee chairmen to the Board

Audit Committee

•   Responsible for ensuring that the Company has an internal audit function to provide management and the Audit Committee with ongoing assessments of the Company’s risk management process and system of internal controls

•   Discusses with management the Company’s process for assessing and managing risks, including the Company’s major financial risk exposures and the steps necessary to monitor and control such exposures

•   Central oversight of financial and compliance risks

•   Meets periodically with senior management, our vice president of internal audit, our chief compliance officer and our independent auditor, Ernst & Young LLP, and reports on its findings at each regularly scheduled meeting of the Board

•   Periodically assesses reports provided by management on risks addressed in the enterprise risk management process and other risks, and reports to the Board, as appropriate

Compensation Committee	• Oversees the review and evaluation of the risks associated with our compensation policies and practices (see also “Compensation and Risk”)
Nominating Committee	• Oversees risks associated with our governance structure and processes • Reviews our organizational documents, Code of Business Conduct and Ethics, Corporate Governance Guidelines and other policies

Corporate Governance

The Board has approved Corporate Governance Guidelines and a Code of Business Conduct and Ethics. All of our corporate governance documents, including the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and committee charters, are available on our website at www.lear.com or in printed form upon request by contacting Lear Corporation at 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies these documents as warranted. Any modifications will be reflected on our website. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Other Board Information

Leadership Structure of the Board

Henry D. G. Wallace is our Non-Executive Chairman of the Board and has served in that role since August 2010. Our Board has decided to maintain separate Chairman and CEO roles to allow our CEO to focus on the execution of our business strategy, growth and development, while allowing the Non-Executive Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our Bylaws and Corporate Governance Guidelines do not require that our Chairman and CEO positions be separate, the Board believes that having separate positions and having an independent director serve as Non-Executive Chairman is the appropriate leadership structure for us at this time.

Board Meetings

In 2015, our Board held 7 meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board. Each of Lear’s director nominees attended at least 75% of the meetings of our Board and the committees on which he or she served during 2015 that were held when he or she was a director. Our directors are encouraged to attend all annual and special meetings of our stockholders. In 2015, our annual meeting of stockholders was held on May 14, 2015, and all directors attended (either in person or telephonically) with the exception of Dr. Jepsen, who was not appointed to the Board until March 2016.

Meetings of Non-Employee Directors

In accordance with our Corporate Governance Guidelines and the listing standards of the NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Mr. Wallace, our Non-Executive Chairman, presides over these executive sessions.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The following chart sets forth the directors who currently serve as members of each of the Board committees.

Directors	Audit Committee	Compensation Committee	Nominating Committee
Richard H. Bott	X
Thomas P. Capo	X	C
Jonathan F. Foster	X		C
Mary Lou Jepsen
Kathleen A. Ligocki		X	X
Conrad L. Mallett, Jr.		X	X
Donald L. Runkle		X	X
Matthew J. Simoncini
Gregory C. Smith	C		X
Henry D.G. Wallace*	E	E	E

*	Non-Executive Chairman of the Board

“C”	Denotes member and chairman of committee

“X”	Denotes member

“E”	Denotes Ex Officio member

Audit Committee

In 2015, the Audit Committee held 8 meetings. Each of the members of the Audit Committee is a non-employee director. In addition, the Board has determined that all of the members of the Audit Committee are independent, financially literate and financial experts, as further discussed under “Audit Committee Report.” For a description of the Audit Committee’s responsibilities and findings and additional information about the Audit Committee, see “Audit Committee Report.”

Compensation Committee

In 2015, the Compensation Committee held 4 meetings. Each of the members of the Compensation Committee is a non-employee director. In addition, the Board has determined that all of the members of the Compensation Committee are independent as defined in the listing standards of the NYSE, including the independence standards applicable to compensation committees. The Compensation Committee has overall responsibility for approving and evaluating director and officer compensation plans, policies and programs of the Company and reviewing the disclosure of such plans, policies and programs to our stockholders in the annual proxy statement. The Compensation Committee utilizes an independent compensation consultant to assist it in its duties. The Compensation Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.lear.com or in printed form upon request.

In consultation with the Company’s management, the Compensation Committee establishes the general policies relating to senior management compensation and oversees the development and administration of such compensation programs. Our human resources executives and staff support the Compensation Committee in its work. These members of management work with compensation consultants whose engagements have been approved by the Compensation Committee, accountants and legal counsel, as necessary, to implement the Compensation Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the Compensation Committee. Our human resources management develops specific compensation recommendations for senior executives, which are first reviewed by senior management and then presented to the Compensation Committee and its independent compensation consultant. The Compensation Committee has final authority to approve, modify or reject the recommendations and to make its decisions in executive session. The Compensation Committee approves all compensation of our executive officers, including equity awards. Under our equity award policy, an aggregate equity award pool to non-executive officers may be approved by the Compensation Committee and allocated to individuals by the Company’s CEO. The policy also allows the Compensation Committee to delegate to the CEO the ability to grant equity awards to non-executive officer employees who are newly hired or promoted or deemed to be deserving of special retention or recognition awards.

The Compensation Committee utilizes Pay Governance LLC (“Pay Governance”) as its independent compensation consultant. The consultant reports directly to the Compensation Committee, including with respect to management’s recommendations of compensation programs and awards. The Compensation Committee has the sole authority to approve the scope and terms of the engagement of such compensation consultant and to terminate such engagement. The mandate of the consultant is to serve the Company and work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, program design, market trends and technical considerations. Pay Governance has assisted the Compensation Committee with the development of competitive market data and a related assessment of the Company’s executive and director compensation levels, evaluation of annual and long-term incentive compensation strategy and compilation and review of total compensation data and tally sheets (including data for certain termination and change in control scenarios) for the Company’s Named Executive Officers (as defined in “Compensation Discussion and Analysis”). As part of this process, the Compensation Committee also reviewed a comprehensive analysis of peer group companies provided by Pay Governance. See, “Compensation Discussion and Analysis — Benchmarking.” Other than with respect to consulting on executive and director compensation matters, Pay Governance has performed no other services for the Compensation Committee or the Company.

The Compensation Committee has reviewed the independence of Pay Governance in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that Pay Governance’s work for the Compensation Committee does not raise any conflict of interest.

In 2015, the Company’s management retained Frederic W. Cook & Co., Inc. to assist in the review of various executive compensation programs. The Company and the Compensation Committee reviewed the engagement of the management consultant under the SEC disclosure rules and found that no conflicts of interest existed with respect to such engagement.

Nominating Committee

In 2015, the Nominating Committee held 4 meetings. Each of the members of the Nominating Committee is a non-employee director. In addition, the Board has determined that all of the members of the Nominating Committee are independent as defined in the listing standards of the NYSE.

The Nominating Committee is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; (ii) recommending director nominees to the Board for election at the next annual meeting of the stockholders of the Company; (iii) in the event of a vacancy on or an increase in the size of the Board, recommending director nominees to the Board to fill such vacancy or newly established Board seat; (iv) recommending directors to the Board for membership on each committee of the Board; (v) establishing and reviewing annually our Corporate Governance Guidelines and Code of Business Conduct and Ethics; and (vi) reviewing potential conflicts of interest involving our executive officers. The Nominating Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.lear.com or in printed form upon request.

Communications to the Board

Stockholders and interested parties can contact the Board (including the Non-Executive Chairman and non-employee directors) through written communication sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Terrence B. Larkin, Executive Vice President, Business Development, General Counsel and Corporate Secretary. Our General Counsel reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that is directed to the Board or that, in the opinion of the General Counsel, deals with the functions of the Board or Board committees or that he otherwise determines requires the Board’s or any Board committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at www.lear.com.

Communications of a confidential nature can be made directly to our non-employee directors or the Chairman of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee or the Non-Executive Chairman. Any submissions to the Audit Committee or the Non-Executive Chairman should be marked confidential and addressed to the Chairman of the Audit Committee or the Non-Executive Chairman, as the case may be, c/o Lear Corporation, P.O. Box 604, Southfield, Michigan 48037. In addition, confidential communications may be submitted in accordance with other procedures set forth from time to time in our Corporate Governance Guidelines, which are posted on our website at www.lear.com. Any submission should contain, to the extent possible, a full and complete description of the matter, the parties involved, the date of the occurrence or, if the matter is ongoing, the date the matter was initiated and any other information that the reporting party believes would assist the Audit Committee or the Non-Executive Chairman in the investigation of such matter.

Certain Legal Proceedings

Mr. Simoncini currently serves as the Company’s President and CEO and has served in other positions at the Company since 1999, as described above. In 2009, the Company filed for reorganization under chapter 11 of the Bankruptcy Code.

Director Compensation

The following table summarizes the annual compensation for our non-employee directors during 2015. A summary of the director compensation program and elements is presented after the table below.

2015 Director Compensation

Name	Fees Earned or Paid in Cash(1)(2)	Stock Awards(3)(4)	Total
Richard H. Bott	$110,000	$139,960	$249,960
Thomas P. Capo(5)	$128,333	$139,960	$268,293
Jonathan F. Foster	$122,500	$139,960	$262,460
Kathleen A. Ligocki	$110,000	$139,960	$249,960
Conrad L. Mallett, Jr.(5)	$113,333	$139,960	$253,293
Donald L. Runkle	$110,000	$139,960	$249,960
Gregory C. Smith	$130,000	$139,960	$269,960
Henry D.G. Wallace	$185,000	$239,981	$424,981

(1)	Includes cash retainer and other fees earned for service as directors in 2015. The base annual cash retainer is $110,000, and as described below, there is an additional cash retainer for the Non-Executive Chairman and the Chairman of each of the Audit Committee, Compensation Committee and the Nominating Committee. Our directors received no non-standing committee meeting fees in 2015.

(2)	Ms. Ligocki deferred $110,000 of the 2015 retainer fees, and Mr. Wallace deferred $169,583 of the 2015 retainer fees.

(3)	For the annual grant of stock, the amounts reported in this column for each director reflect the aggregate grant date fair value determined in accordance with FASB Accounting Standards Codification™ (“ASC”) 718, “Compensation-Stock Compensation.” Messrs. Bott, Capo, Foster, Runkle and Wallace along with Ms. Ligocki deferred 100% of the 2015 annual stock grant into deferred stock units.

(4)	Mr. Mallett deferred 71% of the 2015 annual stock grant into deferred stock units.

(5)	Mr. Mallett resigned from his position as Chairman of the Compensation Committee in February 2015, and Mr. Capo assumed the position.

Summary of 2015 Director Compensation

Overview

In order to attract and retain highly qualified directors to represent stockholders, our philosophy is to set compensation to be within a competitive range of non-employee director pay at comparable companies. At least every two years, the independent compensation consultant presents an analysis of director pay levels among our Comparator Group (described in “Compensation Discussion and Analysis — Benchmarking” below) and a broader set of large companies. The most recent competitive pay study was completed in November 2015. As noted below, changes, effective for 2016, were made to the director pay program based on consideration of the pay philosophy, results of the recent market pay analysis, recognition that the last time pay was changed was effective for 2014 and other factors. Based on the most recent benchmarking analysis, the director compensation is near the market median level within the Comparator Group.

Annual Cash Retainer

The base annual cash retainer for each non-employee director under the Outside Directors Compensation Plan is $110,000. The additional cash retainer for the chairs of the Compensation Committee and the Audit Committee is $20,000, the additional cash retainer for the chair of the Nominating Committee was $12,500 (increased to $15,000 beginning in 2016) and the additional cash retainer for the Presiding Director, if any, is $10,000. The annual cash retainer for each non-employee director is paid in advance in equal installments on the last business day of the month. Because the Company has an independent Non-Executive Chairman, there currently is no Presiding Director.

Meeting fees for the Board and standing committees have been eliminated, except that each non-employee director remained eligible to receive $1,500 for each meeting of the Board in excess of twelve that he/she attends in a calendar year. Meeting fees for special committees of the Board are set by the Board at the time of the formation of the special committee and usually are set at the rate of $1,000 per meeting. Meeting fees, if any, are paid on the last business day of the month (for that month’s meeting fees).

Equity Compensation

Pursuant to the Outside Directors Compensation Plan, each non-employee director received a base annual unrestricted grant of Lear common stock approximately equal in value to $140,000 (increased to $150,000 beginning in 2016) and subject to the stock ownership guidelines described below. Stock grants are made on the date of the annual meeting of stockholders at which a director is elected or re-elected to serve on the Board. In connection with her appointment in March 2016, Dr. Jepsen received a pro rata stock grant based on the number of months of her service between the 2015 and 2016 annual meetings.

Non-Executive Chairman Compensation

The additional compensation for our Non-Executive Chairman, currently Mr. Wallace, in 2015 was an additional annual cash retainer in the amount of $75,000 and an additional annual grant of Lear common stock equal in value to $100,000 (increased to $110,000 beginning in 2016). The payment schedule for this additional annual compensation is the same as that described above.

Deferrals

A non-employee director may elect to defer receipt of all or a portion of his or her annual retainer and any meeting fees pursuant to a valid deferral election. To the extent that any such cash payments are deferred, they are credited to a notional account and bear interest at an annual rate equal to the prime rate (as defined in the Outside Directors Compensation Plan). Non-employee directors may also elect to defer all or a portion of their annual stock retainer into deferred stock units.

In general, amounts deferred are paid to a non-employee director as of the earliest of:

•	the date elected by such director;

•	the date the director ceases to be a director; or

•	the date a change of control (as defined in the Outside Directors Compensation Plan) occurs.

Retainer, meeting fees and restricted cash amounts that are deferred are paid in cash in a single sum payment or, at the director’s election, in installments. Amounts of the stock grant that are deferred are paid in the form of shares of common stock in a lump sum or installments in accordance with the director’s election.

Stock Ownership Guidelines

The Company has a long-standing practice of having stock ownership guidelines for non-employee directors. Each non-employee director must achieve a stock ownership level of a number of shares with a value equal to five times the base annual cash retainer and, beginning in 2014, must hold 50% of the net shares from their annual stock grants received until they are in compliance with these guidelines. As of our latest measurement date as of December 31, 2015, all of our non-employee directors have met the required ownership guideline level.

General

Directors who are also our employees receive no compensation for their services as directors except reimbursement of expenses incurred in attending meetings of our Board or Board committees.

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of March 24, 2016 (except as indicated below), beneficial ownership, as defined by SEC rules, of our common stock and ownership of RSUs by the persons or groups specified. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated. The percentage calculations set forth in the table are based on 73,371,256 shares of common stock outstanding on March 24, 2016 rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.

	Number of Shares of Common Stock Owned Beneficially	Percentage of Common Stock Owned Beneficially	Number of RSUs Owned(13)
5% Beneficial Owners:
BlackRock, Inc.(1)	7,780,099	10.6%	—
The Vanguard Group(2)	5,152,357	7.0%	—
Boston Partners(3)	4,157,347	5.7%	—
Executive Officers and Directors:
Matthew J. Simoncini(4)(5)	42,341	*	87,054
Jeffrey H. Vanneste(4)	12,869	*	25,170
Raymond E. Scott(4)	16,152	*	28,618
Terrence B. Larkin(4)	9,081	*	28,618
Frank Orsini(4)	12,162	*	21,195
Richard H. Bott(5)(6)	6,563	*	—
Thomas P. Capo(5)(7)	11,484	*	—
Jonathan F. Foster(5)(8)	12,115	*	—
Mary Lou Jepsen(5)	213	*	—
Kathleen A. Ligocki(5)(9)	9,673	*	—
Conrad L. Mallett, Jr.(5)(10)	9,204	*	—
Donald L. Runkle(5)(11)	12,885	*	—
Gregory C. Smith(5)	12,491	*	—
Henry D.G. Wallace(5)(12)	17,836	*	—
Total Executive Officers and Directors as a Group (19 individuals)	242,088	*	261,106

*	Less than 1%

(1)	Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on January 8, 2016 by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of 7,780,099 shares, with sole dispositive power as to all such shares and sole voting power as to 6,974,474 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of the Company’s common stock. No one person’s interest in the Company’s common stock is more than five percent of the total outstanding common stock. BlackRock’s principal place of business is 55 East 52nd Street, New York, New York 10055.

(2)	Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group (“Vanguard”). Vanguard is the beneficial owner of 5,152,357 shares, with sole voting power as to 74,025 such shares, sole dispositive power as to 5,073,032 such shares and shared dispositive power as to 79,325 such shares. Vanguard’s principal place of business is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 11, 2016 by Boston Partners (f/k/a Robeco Investment Management, Inc.). Boston Partners is the beneficial owner of 4,157,347 shares, with sole dispositive power as to all such shares, with sole voting power as to 3,385,842 such shares and with shared voting power as to 11,190 such shares. No one person’s interest in the Company’s common stock is more than five percent of the total outstanding common stock. Boston Partners’ principal place of business is One Beacon St., Boston, MA 02108.

(4)	The individual is a Named Executive Officer.

(5)	The individual is a director.

(6)	Includes 4,063 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(7)	Includes 8,239 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(8)	Includes 6,590 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(9)	Includes 7,173 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(10)	Includes 4,923 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(11)	Includes 5,041 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(12)	Includes 13,697 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(13)	Includes the RSUs owned by our executive officers as of March 24, 2016. These RSUs are subject to all of the economic risks of stock ownership but may not be voted or sold and are subject to vesting provisions as set forth in the respective grant agreements.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2015.

COMPENSATION DISCUSSION AND ANALYSIS

The following discusses the material elements of the compensation for our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and each of the other executive officers listed in the “2015 Summary Compensation Table” (collectively, the “Named Executive Officers”) during the year ended December 31, 2015. To assist in understanding compensation for 2015, we have included a discussion of our compensation policies and practices for periods before and after 2015 where relevant. To avoid repetition, in the discussion that follows we make cross-references to specific compensation data and terms for our Named Executive Officers contained in “Executive Compensation.” In addition, because we have a global team of managers in 36 countries, our compensation program is designed to provide some common standards throughout the Company and, therefore, much of what is discussed below applies to executives in general and is not limited specifically to our Named Executive Officers.

Named Executive Officers

Our Named Executive Officers for 2015 are:

Matthew J. Simoncini, President and Chief Executive Officer

Jeffrey H. Vanneste, Senior Vice President and Chief Financial Officer

Raymond E. Scott, Executive Vice President and President, Seating

Terrence B. Larkin, Executive Vice President, Business Development, General Counsel and Corporate Secretary

Frank C. Orsini, Senior Vice President and President, Electrical

Executive Summary

We are a leading Tier 1 supplier to the global automotive industry that operates in two business segments: Seating and Electrical. We supply seating, electrical distribution systems and electronic modules, as well as related sub-systems, components and software, to virtually every major automotive manufacturer in the world. Our manufacturing, engineering and administrative footprint covers 36 countries and 240 locations with approximately 136,000 employees worldwide. We are continuing to grow our business in all automotive producing regions of the world, both organically and through complementary acquisitions. We have an executive compensation program that is, on average, market-median based, and which is closely linked to our Company’s performance.

Our overarching objective is to maximize shareholder value by delivering profitable sales growth while balancing risk and returns, maintaining a strong balance sheet with investment grade credit metrics and consistently returning cash to our shareholders.

Highlights of our 2015 performance and recent significant events include the following:

•

In 2015, we continued to grow sales faster than the rate of global industry production (annual sales increased 3% to $18.2 billion, versus industry production growth of 2%). Excluding the impact of foreign exchange, sales increased by 11%.

•	We achieved record core operating earnings of $1.3 billion, an increase of 25% (see discussion of Adjusted Operating Income below).

•	We achieved record adjusted earnings per share of $10.85, an increase of 33%.*

•	We delivered improved operating margins compared to 2014 in both business segments.

•	We achieved a 6th consecutive year of increased sales and adjusted earnings per share.*

•

We generated $831 million in free cash flow in 2015 and approximately $2.9 billion in free cash flow over the past six years, allowing the Company to increase investments in the business, make strategic acquisitions and consistently return cash to stockholders.

•

We have been selectively expanding our component capabilities and investing in manufacturing capacity in low-cost regions. Our manufacturing footprint reflects more than 145 facilities in 22 low-cost countries.

•

Our January 2015 acquisition of Eagle Ottawa, the world’s leading provider of leather for the automotive industry, further strengthened Lear’s global seating business, enhanced our position as the industry leader in luxury and performance automotive seating and complemented our existing capabilities in the design and manufacturing of seat covers.

•

In 2015, we also acquired intellectual property and technology from Autonet Mobile and completed the acquisition of Arada Systems. These acquisitions have added software and hardware capabilities that will improve connectivity and communication features in vehicles, as well as provide increased growth opportunities for our Electrical segment.

•	We continued to win new business in both product segments and diversify our sales, with a 2016 to 2018 sales backlog of $2.0 billion.

•

The Company returned $566 million to stockholders in 2015 through its share repurchase and dividend programs. Since these programs were initiated in 2011, the Company has returned $2.7 billion to stockholders, including the repurchase of 34% of total shares outstanding. In February 2016, the Company’s share repurchase authorization was increased to $1 billion while maintaining the authorization period until December 31, 2017.

•	In February 2016, our quarterly cash dividend was increased by 20%, representing the 5th consecutive annual increase since the dividend program was initiated.

•

The Company’s total return to stockholders in 2015 was 26%, compared with 1% for the S&P 500. The Company’s total return to stockholders for the five-year period ended December 31, 2015 was 162%, compared with 81% for the S&P 500.

*	Adjusted earnings per share is a non-GAAP financial measure, and we are including our 2015 results for this measure to show an aspect of our performance. Because this measure is not specifically used in our executive compensation program, we are required to include a reconciliation to our audited GAAP financial statements. Appendix A to this proxy statement contains a reconciliation of adjusted earnings per share to the most directly comparable GAAP financial measure.

•	Commensurate with our above target performance on the four incentive plan financial measures, incentive awards for the periods ending in 2015 were earned at above target levels, as illustrated below:

2015 Annual Incentive Program

2013-2015 Performance Shares

(see “— 2015 Incentive Programs — Pay for Performance,” “— 2015 Incentive Programs — Annual Incentives” and “— 2015 Incentive Programs — Long-Term Incentives” below for more information regarding these financial measures).

The highlights of our 2015 executive compensation program resulting from our 2015 Company financial performance were as follows:

•

Incentive payouts were commensurate with our financial results. Annual incentive awards were earned at 173% of the targeted level and the 2013-2015 cycle of long-term Performance Shares was earned at 173% of the targeted level based on achievement of the financial goals outlined above.

•

For 2015, long-term incentive awards granted in January 2015 to our Named Executive Officers were solely in the form of equity to further link the interests of our executives with those of our stockholders. We awarded Performance Shares to represent 75% of the value of these long-term incentive awards and service-based restricted stock units (“RSUs”) to represent 25%. We place the greatest weighting on Performance Shares in order to directly link our executives’ interests with those of our stockholders while also rewarding executives based on our three-year financial performance.

We maintain several compensation program features and corporate governance practices to ensure a strong link between executive pay, Company performance and stockholder interests and to ensure that we have a fully competitive executive compensation program:

THINGS WE DO OR HAVE	THINGS WE DO NOT DO OR HAVE

Clawback Policy (see page 41)

Anti-Hedging and Anti-Pledging Policy (see page 41)

Independent Compensation Consultant for Compensation Committee (see page 33)

Annual Market Practices and Compensation Risk Review (see pages 32, 33 and 57)

High Percentage of Performance-Based Pay

(see the charts below and pages 31, 33 to 34)

Balanced Mix of Performance Measures

(see page 35)

Pay Program Aligned with Business Strategy

(see pages 31, 35 to 37)

Stock Ownership Guidelines and Holding Requirement (see page 38)

No Excise Tax Gross-Ups (see page 40)

No Single-Trigger Change in Control Severance Benefits (see pages 39, 53 to 55)

No Single-Trigger Change in Control Vesting of Equity Awards (see pages 39 to 40, 53 to 55)

2015 Total Direct Compensation Allocation

(Assuming Performance-Based Components at Target and not including Career Shares)

We will continue to monitor our executive compensation programs and consider appropriate modifications that will allow us to drive achievement of our business strategy and targeted financial results, meet our talent needs and maintain fully-competitive compensation programs and practices to maximize long-term stockholder value.

Pay-Performance Alignment

The executive compensation program is designed to strongly align pay opportunities with performance outcomes. The Compensation Committee considers multiple perspectives in assessing the achievement of this critical objective. Specifically, the Committee reviews incentive payouts as a percentage of target, financial and total shareholder return (TSR) results, and the CEO’s three-year pay relative to the Comparator Group. These analyses found that relative to the Comparator Group:

1.	The Named Executive Officers’ target pay levels are in the competitive range of market median, on average, with an emphasis on performance-based pay opportunities

2.	Lear’s incentive plan performance measures are well-aligned to its business strategy, correlative to driving TSR and are generally consistent with the measures used by the Comparator Group (and the broader industrial market)

3.	Lear’s annual incentive and performance share payouts are aligned with performance relative to the Comparator Group

4.	The CEO’s 2012 to 2014 aggregate “realizable pay” is well aligned with the Company’s relative TSR performance for the three years, 2012 to 2014 (which were the three most recent years of Comparator Group pay data that were publicly-disclosed at the time). This analysis considers pay granted during the three-year period and values equity awards using the stock price at the end of the period.

2015 Advisory Vote on Executive Compensation

The Compensation Committee reviewed the results of the 2015 stockholder advisory vote on Named Executive Officer compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since a substantial majority (over 98%) of our stockholders voting at the annual meeting approved the compensation program described in our 2015 Proxy Statement, the Compensation Committee did not implement changes to our executive compensation program as a direct result of the stockholders’ advisory vote.

Executive Compensation Philosophy and Objectives

The objectives of our compensation policies are to:

•   link executive pay to Company performance;

•   optimize profitability, cash flow and revenue growth, and return on investment;

•   link the interests of management with those of stockholders;

•   align management’s compensation with our business strategy and compensation philosophy;

•   promote teamwork within our group of global managers (our “One Lear” concept); and

•   attract, reward and retain the best available executive talent.

To achieve these objectives, we believe that the total compensation program for executive officers should consist of the following:

•   base salary;

•   annual incentives;

•   long-term incentives;

•   retirement plan benefits;

•   health, welfare and other benefits; and

•   termination/change in control benefits.

The Compensation Committee routinely reviews the elements noted above. In general, the Compensation Committee monitors compensation levels to ensure that a higher proportion of an executive’s total compensation is awarded in the form of variable and performance-based components (dependent on Company performance) as the executive’s responsibilities increase.

Benchmarking

The Compensation Committee targets base salaries, annual incentive awards, long-term incentive awards and total direct compensation of our executives on average to be within a competitive range (i.e., +/- 10%) of the median of the comparator group. In addition to pay benchmarking, other factors (including our business strategy, talent needs, executives’ experience levels and cost) are considered in setting target pay. Actual compensation will vary based on such factors as external business conditions, the Company’s actual financial performance, an executive’s performance, and achievement of specified management objectives. For 2015, the base salaries, targeted annual incentive awards, targeted long-term incentive awards and targeted total direct compensation for our Named Executive Officers were, on average, within the competitive range of market median for comparable positions within our comparator group.

The companies in our comparator group (the “Comparator Group”) are listed below. The criteria used to select the 21 peer companies focused on automotive parts and equipment, industrial machinery, heavy trucks and other durable goods manufacturing companies, generally with the following specifics: (i) annual revenues typically ranging from 0.5 times to 2.0 times the Company’s revenues (with a median near the Company’s revenues); (ii) global companies typically with U.S. headquarters; (iii) market capitalization typically ranging from 0.2 times to 4.0 times the Company’s market capitalization; and (iv) companies that are considered by independent proxy advisors to be the Company’s proxy peers. The Company supplements its review of the Comparator Group with a broader survey of general industrial companies (not individually selected or identified) for benchmarking of executive compensation levels and, as appropriate, compensation design practices.

The companies in the Comparator Group for 2015 (which did not change from 2014) are shown below. The revenues for this group in their most recently reported fiscal year ranged from $6.1 billion to $37.2 billion, with a median of $13.4 billion. Lear’s revenues for 2015 were $18.2 billion.

2015 Comparator Group

BorgWarner Inc.	Eaton Corporation	Johnson Controls, Inc.	Tenneco Inc.
Cummins Inc.	Emerson Electric	L-3 Communications Holdings Inc.	Textron
Dana Holding Corporation	Goodyear Tire & Rubber	Navistar International	TRW Automotive Holdings Corp.
Deere & Company	Illinois Tool Works	PACCAR Inc.	Visteon Corporation
Delphi Automotive	Ingersoll-Rand Plc	Parker Hannifin	Whirlpool
Dover Corporation

Total Compensation Review

The Compensation Committee annually reviews key elements of our executive compensation program, including materials setting forth the various components of compensation for our Named Executive Officers and a summary of market practices and emerging trends, and discusses potential implications to the Company in the context of our business strategy and talent needs. This includes a specific review of dollar amounts for pay elements and potential payment obligations under our executive employment agreements, including an analysis of the resulting impact created by a change in control of the Company. The Compensation Committee reviews total compensation summaries or tally sheets for our Named Executive Officers on an annual basis. Tally sheets provide for an overall assessment of our compensation program while ensuring the proper linkage to financial performance and stockholder interests. In addition, although each component is assessed independently, the total complement of the components must work in harmony to achieve a proper balance, which, in turn, helps manage compensation risk. We also annually complete a comprehensive compensation risk assessment with assistance from our outside legal counsel and Pay Governance.

Role of Management in Setting Compensation Levels

Our human resources staff supports the Compensation Committee in its work. They also work with compensation consultants, whose engagements have been approved by the Compensation Committee, and with accountants, legal counsel and other advisors, as necessary, to implement the Compensation Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the Compensation Committee. The Compensation Committee has engaged Pay Governance as its independent compensation consultant to assist with the ongoing review of our executive and director compensation programs and to ensure that our programs are competitive and appropriate given the Company’s objectives and prevailing market practices, and, for most compensation topics for which the Compensation Committee is responsible, it has directed Pay Governance to work with management to develop recommendations that reflect the Compensation Committee’s objectives for the compensation program. Pay Governance performs no other services for the Company. The Compensation Committee has final authority to approve, modify or reject these recommendations and to make its decisions in executive session. Our President and CEO provides input with respect to compensation of the executive officers (other than himself) but is otherwise not involved in decisions of the Compensation Committee affecting the compensation of our executive officers. While our CFO, General Counsel, Senior Vice President of Human Resources and other members of our human resources management attend such meetings to provide information, present materials to the Compensation Committee and answer related questions, they are not involved in decisions of the Compensation Committee affecting the compensation of our executive officers. The Compensation Committee typically meets in executive session after each of its regularly scheduled meetings to discuss executive compensation and make decisions.

Discretion of Compensation Committee

The Compensation Committee generally has the discretion to make awards under our incentive plans to our executive officers, including the Named Executive Officers. The Compensation Committee did not exercise discretion in 2015 to increase or reduce the size of any outstanding award or to award compensation when a performance goal was not achieved.

Elements of Compensation

Our compensation program is designed to attract, motivate and retain executives through a mix of short-term and long-term compensation, fixed and variable pay and cash and equity-based compensation, while emphasizing our philosophy of providing pay for performance. A summary of the core total direct compensation elements (base salary, annual incentives and long-term incentives) follows below. Retirement plan benefits, termination/change in control benefits, and certain health, welfare and other benefits are not included in this table, but additional information about these programs can be found on pages 39 to 40:

Element	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range
Base Salary	Provide a competitive rate of pay to attract, motivate and retain executive officers of the Company	Individual performance, responsibilities, experience, time in position and critical skills	Fixed	Cash	n/a

Annual Incentive Plan (AIP)	Align a portion of annual pay to performance against key goals and objectives for the year	Adjusted Operating Income (50%) Free Cash Flow (50%)	Variable	Cash	0-200% of target

Element	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range

Long-Term Stock Incentive Plan (LTSIP) Performance Shares	Align executive pay with long-term stockholder interests through equity-based compensation tied to key performance metrics of the Company over a three-year period	Adjusted Return on Invested Capital (ROIC) (66 2/3%) Cumulative Pre-Tax Income (33 1/3%)	Variable	Equity	0-200% of target number of shares; Performance Share value fluctuates with stock price movement

Restricted Stock Units (RSUs)	Align executive pay with long-term stockholder interests through equity-based compensation	Stock price alignment	Variable	Equity	Fluctuates with stock price movement

Narrative descriptions of the individual elements of compensation are set forth below.

Base Salary

Base salary is used as input for other elements of our compensation program. For example, annual incentive targets in 2015 were set as a percentage of base salary. Because the amount of base salary can establish the range of potential compensation for other elements, we take special care in establishing base salary levels.

Base salaries for our Named Executive Officers are targeted, on average, around the median level for comparable positions within the Comparator Group and broader industrial survey, as appropriate. On an annual basis, we review respective responsibilities, individual performance, the Company’s business performance and base salary levels for senior executives at companies within the Comparator Group and broader industrial survey. Base salaries for our executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position and considering internal pay equity and their experience relative to industry peers. In this regard, the Compensation Committee also considers the compensation practices and financial performance of companies within the Comparator Group. Merit increases in base salary for our senior executives are also determined by the results of the Board’s annual leadership review. At this review, our CEO assesses the performance of our top executives and presents his perspectives to our Board. Our CEO’s base salary and total compensation are reviewed by the Compensation Committee following the annual CEO performance review. Generally in February of each year, the CEO and Compensation Committee reach agreement on his goals and objectives for the upcoming year, and the Compensation Committee evaluates his performance for the prior year against the prior year’s agreed goals and objectives. Based on the 2015 merit review, the salaries of our Named Executive Officers were increased, effective October 1, 2015, to remain competitive within the Comparator Group and to recognize their contributions within their respective roles, as shown in the following table:

Named Executive Officer	Prior Base Salary ($)	Base Salary as of October 1, 2015 ($)
Matthew J. Simoncini	1,290,000	1,354,500
Jeffrey H. Vanneste	729,000	774,000
Raymond E. Scott	828,000	855,098
Terrence B. Larkin	828,000	855,098
Frank C. Orsini	698,000	736,375

2015 Incentive Programs

Pay for Performance

All of the annual incentive opportunity and the majority (75%) of the long-term incentive opportunity are determined based on specific performance measures that drive achievement of our business strategy while ensuring sharp focus on critical results. Time-based RSUs make up the remaining portion (25%) of our 2015 long-term incentive awards and derive their value from our stock price and dividends. In order to drive profitable growth with efficient capital management, we selected four complementary performance measures (which assess earnings, cash flow and capital management over annual or three-year periods) to use in our incentive plans for 2015:

Measure	Plan	Weighting	Background
Adjusted Operating Income	AIP	50%

•      Pre-tax income before equity income, interest, other expense, restructuring costs, and other special items.

•      Adjusted Operating Income is a well understood operating metric that can be influenced by all levels of employees of the Company.

•      Provides motivation to maximize earnings from current operations.

Free Cash Flow	AIP	50%

•      Net cash provided by operating activities, less capital expenditures, excluding certain transactions.

•      Free Cash Flow is a well understood operating metric that can be influenced by all levels of employees of the Company.

•      Provides motivation to maximize cash flow through earnings and appropriate management of working capital and investments.

Adjusted Return on Invested Capital (ROIC)	LTSIP	66 2/3%

•      Based on Adjusted Operating Income and average invested capital for performance increments over the three-year performance period (2015-2017).

•      Adjusted ROIC is a well understood operating metric that focuses on the quality of earnings as measured by return from total capital invested in the business.

•      Provides long-term focus on generating adequate returns balanced by the goal of profitable growth embedded in the annual incentive performance measures.

•      Desired goal is to generate returns in excess of the Company’s cost of capital.

Cumulative Pre-Tax Income	LTSIP	33 1/3%

•      Cumulative consolidated net income for the three-year performance period (2015-2017) before a provision for income taxes, excluding certain transactions.

•      Focuses on earnings generated from products sold, encouraging profitable revenue growth and efficient management of costs over time.

Annual Incentives

Our executive officers participate in the Annual Incentive Plan (“AIP”). Under the AIP, the Compensation Committee provides annual cash incentive award opportunities for the achievement of financial performance goals considered important to the Company’s future success. Awards, if earned, are typically paid early in the following year based on our performance achieved in the prior fiscal year.

Target Annual Incentive.    Each Named Executive Officer is assigned an annual target opportunity under the AIP expressed as a percentage of such officer’s base salary. An executive’s target annual incentive percentage generally increases as his or her ability to affect the Company’s performance increases. Consequently, as an executive’s responsibilities increase, his variable compensation in the form of an annual incentive, which is dependent on Company performance, generally makes up a larger portion of the executive’s total compensation. The target opportunity for Mr. Simoncini in 2015 was 160% of his incentive-eligible base salary. For each of Messrs. Vanneste, Scott, Larkin and Orsini the target opportunity was 80%.

Financial Measures.    Adjusted Operating Income and Free Cash Flow were used because they are highly visible and important measures of operating performance that are relied upon by investors. The target goals of Adjusted Operating Income and Free Cash Flow were set based on the budget/forecast for the period reflecting a level of performance which at the time was anticipated to be challenging, but achievable. The threshold level was set to be reflective of performance at which the Compensation Committee believed a portion of the award opportunity should be earned. The maximum level was set well above the target, requiring significant achievements and reflecting performance at which the Compensation Committee believed a 200% target award was warranted. If threshold, target or maximum Adjusted Operating Income and Free Cash Flow goals (described above in “– Executive Summary – 2015 Annual Incentive Program”) were attained in 2015, 50%, 100% or 200% of the target incentive amount for each executive, respectively, would be earned.

Results.    Our 2015 Adjusted Operating Income ($1,310 million) exceeded the target performance level and our Free Cash Flow ($831 million) was at the maximum performance level, which resulted in annual incentive awards being earned at 173% of target. Adjusted Operating Income and Free Cash Flow are non-GAAP measures, each of which is defined above in “— 2015 Incentive Programs — Pay for Performance.” The resulting annual incentive amounts earned by our Named Executive Officers were as follows:

2015 Annual Incentives

	Target Opportunity (as % of Base)(1)	Target Amount (1)	Actual Performance	2015 Incentive Amount (1)
Matthew J. Simoncini	160%	$2,016,000	173%	$3,487,680
Jeffrey H. Vanneste	80%	$576,000	173%	$996,480
Raymond E. Scott	80%	$636,352	173%	$1,100,889
Terrence B. Larkin	80%	$636,352	173%	$1,100,889
Frank C. Orsini	80%	$548,000	173%	$948,040

(1)	The incentive-eligible base salary amounts for the Named Executive Officers were as follows: Mr. Simoncini — $1,260,000; Mr. Vanneste — $720,000; Messrs. Scott and Larkin — $795,440; and Mr. Orsini — $685,000. The Target Amount for each Named Executive Officer is the respective incentive-eligible base salary multiplied by the respective Target Opportunity. The Target Amount multiplied by the Actual Performance (173%) represents the amount actually earned, as shown in the 2015 Incentive Amount column for each Named Executive Officer.

Long-Term Incentives

The long-term incentive component of our executive compensation program is designed to provide our senior management with performance-based award opportunities, to drive superior long-term performance and to align the interests of our senior management with those of our stockholders. To achieve these goals, we have adopted a “portfolio” approach that recognizes the strengths and weaknesses that various forms of long-term incentives provide.

2015 Awards.    The Compensation Committee approved the 2015 long-term incentive program, which consisted of RSUs and equity-based Performance Shares granted under the 2009 Long-Term Stock Incentive Plan (“LTSIP”) to certain officers and key employees, including to the Named Executive Officers. These awards generally were structured, consistent with market practices and the 2014 grants, such that recipients received 75% of the total target award value in the form of Performance Shares and the remaining 25% in service-based RSUs. The specific amounts and terms of these awards are shown in and following the “2015 Grants of Plan-Based Awards” table below. The target levels of Adjusted ROIC and Cumulative Pre-Tax Income performance for the Performance Shares were set based on the forecast for the period reflecting a level of performance which at the time was anticipated to be challenging, but achievable. The threshold level was set to be reflective of performance at which the Compensation Committee believed a portion of the award opportunity should be earned. The maximum level was set significantly above the target, requiring significant achievements and reflecting performance at which the Compensation Committee believed a 200% target award was warranted.

Vesting of 2013 Performance Share Awards.    In 2013, each of our Named Executive Officers received grants of Performance Shares for the 2013-2015 performance period, with terms similar to those of the 2015 awards described above. The RSUs that were granted at the same time as the 2013 Performance Shares (and represented 25% of the total equity award value at target) vested in February 2016.

The threshold, target, maximum and actual Adjusted ROIC and Cumulative Pre-Tax Income levels for the 2013-2015 performance period are set forth above under the heading “Compensation Discussion and Analysis — Executive Summary – 2013-2015 Performance Shares.” If threshold, target or maximum were attained on these measures during the performance period, 50%, 100% or 200% of the target performance shares for each executive, respectively, would be earned.

Adjusted ROIC (13.9%) was achieved at the maximum level and Cumulative Pre-Tax Income ($2,485 million) exceeded the target performance level, with the total award earned at 173% of target. Adjusted ROIC and Cumulative Pre-Tax Income are non-GAAP measures. Adjusted ROIC consists of Adjusted Operating Income (as defined in “— 2015 Incentive Programs — Annual Incentives” above) after taxes (assuming the highest U.S. Federal corporate income tax rate of 35%) divided by average invested capital for each fiscal year, excluding the Eagle Ottawa acquisition. Average invested capital consists of total assets plus the present value of operating leases, less accounts payable and drafts and accrued liabilities, and investments in unconsolidated entities, and certain other adjustments. Cumulative Pre-Tax Income is Lear’s cumulative net income for the performance period before a provision for income taxes, excluding the Eagle Ottawa acquisition. The resulting share amounts earned by our Named Executive Officers are shown below:

2013-2015 Performance Shares

	Target Shares (#)	Actual Performance	Actual Share Amount Earned (#)
Matthew J. Simoncini	93,952	173%	162,536
Jeffrey H. Vanneste	24,928	173%	43,125
Raymond E. Scott	29,833	173%	51,611
Terrence B. Larkin	29,833	173%	51,611
Frank C. Orsini	21,936	173%	37,949

Management Stock Ownership Guidelines

The management stock ownership guidelines provide that our executive officers achieve specified stock ownership levels based on a multiple of each executive officer’s base salary. The stock ownership guidelines were intended to create a strong link between our long-term success and the ultimate compensation of our executive officers. Under the guidelines, unvested awards generally do not count towards the goal (except that 60% of RSUs awarded count towards the goal once they are within 24 months of vesting) and until an executive meets the goal, he or she must hold 50% of the net shares acquired upon the vesting of equity awards. The stock ownership levels which must be achieved by our executive officers are as follows:

Position	Required Share Ownership Level (multiple of incentive eligible base salary)
Chief Executive Officer	6X
Executive Vice Presidents	3X
Senior Vice Presidents	3X
Other Executive Officers	1.5X

Share ownership targets for executives reaching age 60 are reduced by 10% annually up to a maximum reduction of 50%. Our stock ownership guidelines are reviewed periodically to ensure ongoing market competitiveness and reasonableness. As of our latest measurement date of December 31, 2015, all of our Named Executive Officers have met their respective ownership guideline levels.

Equity Award Policy

We do not time the grant of equity awards in coordination with the release of material non-public information. Our equity awards are generally approved on the dates of our regularly scheduled Compensation Committee meetings and are effective as of such dates or specified prospective dates. The Compensation Committee has approved and formalized our equity award policy. It provides that the effective grant date of equity awards must be either the date of Compensation Committee or other committee approval or some future date specifically identified in such approval. If such awards are granted, the exercise price of stock options and grant price of Stock Appreciation Rights shall be the closing market price of our common stock on the grant date. The Compensation Committee must approve all awards to our executive officers. The policy also allows the Compensation Committee to delegate to the CEO the ability to grant equity awards to non-executive officer employees who are newly hired or promoted or deemed to be deserving of special retention or recognition awards. In addition, the aggregate award pool to non-executive officers must be approved by the Compensation Committee but may be allocated to individual employees by the CEO.

Retirement Plan Benefits

Our Named Executive Officers participate in our retirement savings plan, qualified pension plan, pension equalization plan and supplemental savings plan, as eligible. The general terms of these plans and formulas for calculating benefits are summarized following the 2015 Summary Compensation Table, 2015 Pension Benefits table and 2015 Nonqualified Deferred Compensation table, respectively, in “Executive Compensation.” These benefits provide rewards for long-term service to the Company and an income source in an executive’s post-employment years. The various components of our retirement benefit program (including our frozen defined benefit pension plans) disclosed in this proxy statement are summarized in the table below.

Summary of Retirement Benefits

Type	Plan/Program	Component/Feature	Purpose	Pages for Further Details
Defined Contribution	Salaried Retirement Program (Qualified)	Deferral	Standard 401(k) plan and matching contribution	43 to 44
Company Match
		Pension Savings Plan	Main retirement program
	Salaried Retirement Restoration Program (Non-Qualified)	Deferral	Excess programs for amounts above qualified plan limits	43; 51 to 52
Company Match
Pension Savings Plan
Defined Benefit (frozen as of 12/31/06)	Lear Corporation Pension Plan	Qualified Pension Plan (frozen)	n/a	50 to 51
	Pension Equalization Program	Part of SERP (frozen)		51
	Salaried Retirement Restoration Program (Pension Makeup)	Part of SERP (frozen)		51
Additional	Career Share (RSUs)	Shares not distributed until earlier of age 62 or after retirement.	Intended to facilitate attraction and retention, and reward key/high performers with grant levels set considering various factors, including performance, future potential and competitiveness of retirement benefits and total pay.	45 to 46; 56

Employment Agreements/Termination/Change in Control Benefits

As described in detail and quantified in “Executive Compensation — Potential Payments Upon Termination or Change in Control,” our Named Executive Officers receive certain benefits under their employment agreements upon their termination by the Company without “cause” or upon their resignation for “good reason,” including such terminations following a change in control of the Company. They also receive, as do all employees who hold equity awards under the amended LTSIP (described below), accelerated vesting of equity awards if their employment is terminated without cause or for good reason in connection with a change in control of the Company. These benefits are intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction. In addition, the benefits associated with “double-trigger” vesting of equity awards protect employees in the event of a change in control and ensure an orderly transition of leadership. The Compensation Committee regularly reviews termination and change in control benefits and continues to believe that the severance benefits in connection with certain terminations of employment constitute reasonable levels of protection for our executives. The LTSIP provides for double-trigger vesting of equity awards (that are not assumed or replaced by the successor company) upon a change in control of the Company.

None of the employment agreements with the Company’s executive officers contains an excise tax gross-up provision.

Health, Welfare and Certain Other Benefits

To remain competitive in the market for a high-caliber management team, the Company has traditionally provided its executive officers, including our CEO, with health, welfare and other fringe benefits. In addition, personal use of our corporate aircraft has been eliminated except with respect to our CEO, with approval of the Chairman of the Board or Chairman of the Compensation Committee. The Company does not provide tax gross-up payments for the imputed income associated with personal use of corporate aircraft. In 2015, there was no personal use of corporate aircraft.

Chief Executive Officer Compensation

Mr. Simoncini’s base salary is currently $1,354,500 (with an incentive-eligible salary of $1,260,000). His employment agreement provides for severance benefits equal to two times his base salary and target annual incentive amount upon his termination by the Company without “cause” or upon his resignation for “good reason” and restrictive covenants relating to non-competition, confidential information and non-solicitation of the Company’s employees and customers. Mr. Simoncini’s agreement does not provide for change in control excise tax gross-up payments. Mr. Simoncini is eligible for awards under the Company’s annual and long-term incentive plans and to participate in the Company’s other benefit plans and programs, in effect from time to time. His target annual incentive compensation is currently 160% of his base salary (for 2015 and 2016) based on his strong leadership of the Company and market median compensation levels.

Our CEO has traditionally received a lower percentage of his total compensation in the form of fixed amounts like base salary relative to our other executives in order to link more closely his compensation to the performance of the Company. Additionally, our CEO’s required stock ownership level is greater than that of our other executives under our stock ownership guidelines.

Base salaries for our executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position. In this regard, the Compensation Committee also considers the compensation practices and financial performance of companies within the Comparator Group. Our Compensation Committee uses this data as a factor in determining whether, and the extent to which, it will approve an annual merit salary increase for each of our executive officers. Our CEO’s base salary and total compensation are reviewed by the Compensation Committee in conjunction with the annual CEO performance review. Generally in February of each year, the CEO provides to the Compensation Committee his goals and objectives for the upcoming year, and the Compensation Committee evaluates his performance for the prior year against the prior year’s goals and objectives.

Clawback Policy

The Company maintains a formal clawback policy (the “Clawback Policy”) that applies to all incentive based cash and equity compensation awards granted on or after the effective date (“Incentive Compensation”) to any current or former executive officer of the Company (collectively, the “Covered Recipients”). In the event that the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws where such accounting restatement was caused or substantially caused by the intentional misconduct of the Covered Recipient, the Company will recover from such Covered Recipient who received Incentive Compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the Covered Recipient under the accounting restatement.

The Clawback Policy is administered by the Compensation Committee, which has the sole discretion in making all determinations under the Clawback Policy. The Clawback Policy will be interpreted and administered (and, as necessary, amended to be) consistent with the applicable requirements of Section 10D of the Exchange Act, as added by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any official guidance issued thereunder.

Hedging/Pledging Policy

The Company maintains a formal policy prohibiting officers and directors from (i) entering into hedging or monetization transactions involving our Company stock and (ii) holding our Company stock in a margin account or pledging our Company stock as collateral for a loan. Exceptions to the pledging prohibition may be granted by the Company’s General Counsel upon two weeks’ advance notice if the person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Tax Treatment of Executive Compensation

One of the factors the Compensation Committee considers when determining compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code disallows the deduction of non-performance based compensation in excess of $1,000,000 paid to the CEO (or an individual acting in such a capacity), and the three next highest compensated officers other than the CFO (or an individual acting in such a capacity) appearing in the 2015 Summary Compensation Table. The Compensation Committee generally considers this limit when determining compensation; however, there are instances in which the Compensation Committee has concluded, and may conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders. For example, in 2015, Mr. Simoncini received a base salary of $1,306,125, with a total of $306,125 being non-deductible to the Company. In setting Mr. Simoncini’s base salary level, the Compensation Committee weighed the cost of this non-deductible compensation against the benefit of awarding competitive compensation to our CEO.

Impact of Accounting Treatment

We have generally considered the accounting treatment of various forms of awards in determining the components of our overall compensation program. We have generally sought to grant stock-settled equity awards to executives, which receive fixed accounting treatment, as opposed to cash-settled equity awards, which receive variable accounting treatment. We intend to continue to evaluate these factors in the future.

EXECUTIVE COMPENSATION

The following table shows information concerning the annual compensation for services to the Company and its subsidiaries in all capacities of the CEO, CFO and the other Named Executive Officers during the last completed fiscal year. The footnotes accompanying the 2015 Summary Compensation Table generally explain amounts reported for 2015, unless otherwise noted. In accordance with SEC rules, compensation for 2013 is not shown for Mr. Orsini because he was not a Named Executive Officer in that year.

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position(a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (1)(e)	Option Awards (f)	Non-Equity Incentive Plan Compensation (2)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)(h)	All Other Compensation (4)(i)	Total Compensation (5)(j)
Matthew J. Simoncini,	2015	$1,306,125	$—	$8,149,840	$—	$3,487,680	$—	$668,748	$13,612,393
President and Chief	2014	$1,290,000	$—	$7,099,775	$—	$3,150,000	$80,217	$554,451	$12,174,443
Executive Officer	2013	$1,245,208	$—	$6,859,832	$—	$2,415,000	$—	$282,328	$10,802,368

Jeffrey H. Vanneste,	2015	$741,750	$—	$2,110,796	$—	$996,480	$—	$254,392	$4,103,418
Senior Vice President and	2014	$708,268	$—	$1,937,944	$—	$952,000	$168,628	$230,994	$3,997,834
Chief Financial Officer	2013	$683,633	$—	$1,867,397	$—	$829,150	$—	$150,082	$3,530,262

Raymond E. Scott,	2015	$834,942	$—	$2,355,154	$—	$1,100,889	$—	$285,684	$4,576,669
Executive Vice President and President, Seating	2014	$828,223	$—	$2,280,005	$—	$1,078,616	$293,910	$271,112	$4,751,866
	2013	$818,172	$—	$2,219,401	$—	$992,327	$—	$179,179	$4,209,079

Terrence B. Larkin	2015	$834,942	$—	$2,355,154	$—	$1,100,889	$—	$261,183	$4,552,168
Executive Vice President,	2014	$828,223	$—	$2,280,005	$—	$1,078,616	$—	$248,673	$4,435,517
Business Development, General Counsel and Corporate Secretary	2013	$818,172	$—	$2,219,401	$—	$992,327	$—	$161,497	$4,191,397

Frank C. Orsini,	2015	$708,156	$—	$1,929,740	$—	$948,040	$—	$216,600	$3,802,536
Senior Vice President, and President, Electrical	2014	$683,073	$—	$1,807,292	$—	$910,000	$111,859	$160,844	$3,673,068

(1)	The amounts reported in this column for each officer reflect the aggregate grant date fair value of Career Share RSUs, RSUs and Performance Shares under the LTSIP granted in the year determined in accordance with ASC 718, which grant date fair values are shown by award type below. There can be no assurance that these values will ever be realized. See Note 10, “Stock-Based Compensation,” to the consolidated financial statements included in our 2015 Annual Report on Form 10-K for the assumptions made in determining these values. The maximum potential value of the 2015 Performance Share awards as of the grant date is also shown below, based on the grant date value of our common stock.

Name	RSU Career Share Grant Date Value	2015-2017 RSU Grant Date Value	Performance Shares Grant Date Value	Total Grant Date Value	Performance Shares at Maximum Value
Matthew J. Simoncini	$649,917	$1,874,981	$5,624,942	$8,149,840	$11,249,885
Jeffrey H. Vanneste	$274,975	$458,955	$1,376,866	$2,110,796	$2,753,829
Raymond E. Scott	$274,975	$520,045	$1,560,134	$2,355,154	$3,120,269
Terrence B. Larkin	$274,975	$520,045	$1,560,134	$2,355,154	$3,120,269
Frank C. Orsini	$174,882	$438,690	$1,316,168	$1,929,740	$2,632,433

(2)	Amounts in column (g) for 2015 represent the amounts earned under the AIP.

(3)

Represents the aggregate change in actuarial present value of the Named Executive Officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans), all of which have been frozen since December 31, 2006. For 2015, there was an actuarial decrease in the present value of the benefits under these plans for Mr. Simoncini in the amount of $(1,984); for Mr. Vanneste in the amount of $(1,009); for Mr. Scott in the amount of $(6,017); and for Mr. Orsini in the amount of $(14,432). Because these amounts are negative, they are not reported in this column or in column (j).

(4)	The amount shown in column (i) includes for each Named Executive Officer:

•

matching contributions allocated by the Company to each of the Named Executive Officers pursuant to the Retirement Savings Plan, Company contributions under the Pension Savings Plan (described below) and contributions to the Lear Corporation Salaried Retirement Restoration Program as follows:

Name	Pension Savings Plan Qualified Contribution	Salaried Retirement Restoration Program Nonqualified Contribution	Retirement Savings Plan Qualified Matching Contribution	Retirement Savings Plan Nonqualified Matching Contribution
Matthew J. Simoncini	$23,678	$440,068	$11,323	$189,203
Jeffrey H. Vanneste	$23,678	$150,019	$11,323	$64,896
Raymond E. Scott	$23,678	$173,099	$11,323	$74,788
Terrence B. Larkin	$20,295	$148,370	$11,925	$74,185
Frank C. Orsini	$20,295	$121,784	$11,925	$60,892

•	imputed income with respect to life insurance coverage in the following amounts: Mr. Simoncini, $3,612; Mr. Vanneste, $3,612; Mr. Scott, $1,932; Mr. Larkin, $5,544; and Mr. Orsini, $840.

•	life insurance premiums paid by the Company, including $864 in premiums for each of Messrs. Simoncini, Vanneste, Scott, Larkin and Orsini.

(5)	For each Named Executive Officer, the percentage of total compensation in 2015 disclosed in column (j) that was attributable to base salary was as follows: Mr. Simoncini, 9.6%; Mr. Vanneste, 18.1%; Mr. Scott, 18.2%; Mr. Larkin, 18.3%; and Mr. Orsini, 18.6%. For each Named Executive Officer, the percentage of total compensation in 2015 disclosed in column (j) that was attributable to the annual incentive award was as follows: Mr. Simoncini, 25.6%; Mr. Vanneste, 24.3%; Mr. Scott, 24.1%; Mr. Larkin, 24.2%; and Mr. Orsini, 24.9%.

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers. Each employment agreement specifies the annual base salary for the executive, which may be increased at the discretion of the Compensation Committee. In addition, the employment agreements specify that the executives are eligible for an annual incentive compensation bonus and participation in the Company’s long-term incentive plan. Under the terms of the employment agreements, each Named Executive Officer is also eligible to participate in the welfare, retirement and other benefit plans, practices, policies and programs, as may be in effect from time to time, for senior executives of the Company generally. Under the employment agreements, if the Company reduces an executive’s base salary, adversely changes the manner of computing an executive’s incentive compensation opportunity, defers payment of his compensation, or eliminates or substantially modifies his benefits, the executive would have a basis to invoke his rights under the agreement for termination for good reason. For a description of the severance provisions of the employment agreements, see “— Potential Payments upon Termination or Change in Control.”

Lear Corporation Salaried Retirement Program

The Lear Corporation Salaried Retirement Program (“Retirement Program”) is comprised of two components: (i) the Retirement Savings Plan (deferral and match) and (ii) the Pension Savings Plan. We established the Retirement Program pursuant to Section 401(a) of the Internal Revenue Code for eligible employees who have completed one month of service. Under the Retirement Savings Plan, each eligible employee may elect to contribute, on a pre-tax basis, a portion of his eligible compensation in each year. The Company provides a matching contribution of 100% of an employee’s contribution up to the first 3% of the employee’s eligible compensation, plus 50% of an employee’s contribution up to the next 3% of the employee’s eligible compensation, regardless of service. In addition, the Retirement Savings Plan allows for discretionary Company matching contributions. Company matching contributions are initially invested in accordance with the Participant’s deferral contributions and can be transferred by the participant to other funds under the Retirement Savings Plan at any time. Company matching contributions generally become vested under the Retirement Savings Plan at a rate of 20% for each full year of service.

Under the Pension Savings Plan, we make contributions to each eligible employee’s Pension Savings Plan account based on the employee’s “points,” which are the sum total of the employee’s age and years of service as of January 1 of the plan year. Based on an employee’s points, we contribute: (i) from 3% to 8% of eligible compensation up to the Social Security Taxable Wage Base and (ii) from 4.5% to 12% of eligible compensation over the Social Security Taxable Wage Base. All Pension Savings Plan contributions are generally determined as of the last day of each month, provided, generally, that the employee is actively employed on such date, and are allocated monthly. Contributions generally become vested under the Pension Savings Plan at a rate of 20% for each full year of service.

2015 GRANTS OF PLAN-BASED AWARDS

The following table discloses the grants of plan-based awards to our Named Executive Officers in 2015.

	Type of Award	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (i)(#)	Grant Date Fair Value of Stock and Option Awards (2)(l)
Name(a)			Threshold (c)	Target (d)	Maximum (e)	Threshold (f)(#)	Target (g)(#)	Maximum (h)(#)
Matthew J. Simoncini	Annual Incentive Award		$1,008,000	$2,016,000	$4,032,000
	Performance Share Award(3)	1/2/2015				28,728	57,456	114,912		$5,624,942
	RSU Award(4)	1/2/2015							19,152	$1,874,981
	RSU Award (Career Shares)(5)	11/18/2015							5,240	$649,917
Jeffrey H. Vanneste	Annual Incentive Award		$288,000	$576,000	$1,152,000
	Performance Share Award(3)	1/2/2015				7,032	14,064	28,129		$1,376,866
	RSU Award(4)	1/2/2015							4,688	$458,955
	RSU Award (Career Shares)(5)	11/18/2015							2,217	$274,975
Raymond E. Scott	Annual Incentive Award		$318,176	$636,352	$1,272,704
	Performance Share Award(3)	1/2/2015				7,968	15,936	31,872		$1,560,134
	RSU Award(4)	1/2/2015							5,312	$520,045
	RSU Award (Career Shares)(5)	11/18/2015							2,217	$274,975
Terrence B. Larkin	Annual Incentive Award		$318,176	$636,352	$1,272,704
	Performance Share Award(3)	1/2/2015				7,968	15,936	31,872		$1,560,134
	RSU Award(4)	1/2/2015							5,312	$520,045
	RSU Award (Career Shares)(5)	11/18/2015							2,217	$274,975
Frank C. Orsini	Annual Incentive Award		$274,000	$548,000	$1,096,000
	Performance Share Award(3)	1/2/2015				6,721	13,444	26,889		$1,316,168
	RSU Award(4)	1/2/2015							4,481	$438,690
	RSU Award (Career Shares)(5)	11/18/2015							1,410	$174,882

(1)	For the Annual Incentive Award, the threshold, target and maximum amounts represent 50%, 100% and 200%, respectively, of the total bonus opportunity for each Named Executive Officer. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation. For the Annual Incentive Award, the target bonus opportunity for the Named Executive Officers was also based on a percentage of base salary, which is 160% for Mr. Simoncini and 80% for Messrs. Vanneste, Scott, Larkin and Orsini.

(2)	See Note 10, “Stock-Based Compensation,” to the Company’s consolidated financial statements included in our 2015 Annual Report on Form 10-K for the assumptions made in determining values.

(3)	Payment of each Performance Share award is contingent on the Company attaining certain levels of Adjusted ROIC and Cumulative Pre-Tax Income performance in the 2015-2017 performance period. Two-thirds of each Performance Share award can be earned based on Adjusted ROIC performance and one-third can be earned based on Cumulative Pre-Tax Income performance. If threshold, target or maximum performance goals are attained in the performance period, 50%, 100% or 200% of the target amount, respectively, may be earned. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation.

(4)	The RSUs vest and are paid in shares of Lear common stock on the third anniversary of the grant date.

(5)	See “— Career Shares” below for an explanation regarding the vesting and distribution of the Career Shares.

Annual Incentives

A summary description of the Company’s AIP is set forth above under the heading “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentives.”

Performance Shares

The Performance Share awards were granted pursuant to the LTSIP. Payment of each Performance Share award is contingent on the Company attaining certain levels of Adjusted ROIC and Cumulative Pre-Tax Income in the 2015-2017 performance period. Two-thirds of each Performance Share award can be earned based on Adjusted ROIC performance and one-third can be earned based on Cumulative Pre-Tax Income performance. If threshold, target or maximum performance goals are attained in a performance period, 50%, 100% or 200% of the target amount, respectively, may be earned. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation. For a description of the effect of a termination of employment or a change in control on the vesting of Performance Shares, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Dividend equivalents are credited with respect to Performance Shares at the same time as dividends are paid on the Company’s common stock; however, the dollar amount of these dividend equivalents is not paid unless and until the performance goals are met with respect to the underlying Performance Shares.

Restricted Stock Units

The RSU awards were granted pursuant to the LTSIP. A summary description of the LTSIP is set forth above under the heading “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.”

Provided that the Company achieves positive adjusted net income in the fiscal year in which the award is granted, the RSUs vest and settle in shares of common stock on the third anniversary of the grant date during the executive’s continuing employment. Positive adjusted net income is the Company’s net income excluding the impact of restructuring and other special items provided in the LTSIP. For a description of the effect of a termination of employment or a change in control on the vesting of RSUs, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Dividend equivalents are accrued with respect to RSUs at the same time as dividends are paid on the Company’s common stock. However, the dollar amount of these dividend equivalents is not paid unless and until the underlying RSUs vest and are paid.

Career Shares

As shown in the table above, the Company granted “Career Shares” pursuant to the LTSIP to certain executives in 2015, including each of the Named Executive Officers.

In general, the underlying shares of common stock for the vested Career Share RSUs are not distributed until the later of (i) age 62 or (ii) the vesting date. If the executive terminates due to a Career Share “qualifying retirement” (i.e., voluntary termination at or after age 62 or the date that the executive attains a combined number of age and years of service of 65, with a minimum age of 55 and minimum service of five years), the underlying shares of common stock for the vested RSUs are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s qualifying retirement. If the executive has attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, or the executive is terminated without “cause” or resigns for “good reason,” in each case after the first anniversary of the grant date, the underlying shares of common stock for the vested RSUs are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s termination of employment.

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding equity awards as of December 31, 2015, for each Named Executive Officer.

	Stock Awards
Name(a)	Number of Shares or Units of Stock That Have Not Vested (1)(g)	Market Value of Shares or Units of Stock That Have Not Vested(2)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (3)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested (3)(j)
Matthew J. Simoncini	89,686	$11,178,460	249,202	$30,974,303
Jeffrey H. Vanneste	25,493	$3,176,181	63,494	$7,892,881
Raymond E. Scott	29,164	$3,634,606	74,197	$9,224,198
Terrence B. Larkin	29,164	$3,634,606	74,197	$9,224,198
Frank C. Orsini	21,707	$2,705,271	61,224	$7,610,895

(1)	The figures in column (g) represent the following RSU awards granted under the LTSIP (the Career Shares are subject to later payment as discussed above):

	Number of 2013 RSUs Vested February 7, 2016	Number of 2014 RSUs Vesting February 6, 2017	Number of 2015 RSUs Vesting January 2, 2018	Number of 2013 Career Shares Vesting November 13, 2016	Number of 2014 Career Shares Vesting November 19, 2017	Number of 2015 Career Shares Vesting November 18, 2018
Matthew J. Simoncini	31,317	22,381	19,152	6,309	5,287	5,240
Jeffrey H. Vanneste	8,309	5,894	4,688	2,271	2,114	2,217
Raymond E. Scott	9,944	7,054	5,312	2,523	2,114	2,217
Terrence B. Larkin	9,944	7,054	5,312	2,523	2,114	2,217
Frank C. Orsini	7,312	5,722	4,481	1,514	1,268	1,410

(2)	The total values in column (h) equal the total number of RSUs held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2015, which was $122.83 per share, plus the following accrued dividend equivalents and interest at the prime rate (which are paid if and when the underlying RSUs vest and are paid):

	2013 RSU Dividend Equivalents	2014 RSU Dividend Equivalents	2015 RSU Dividend Equivalents	2013 Career Shares Dividend Equivalents	2014 Career Shares Dividend Equivalents	2015 Career Shares Dividend Equivalents	Total Dividend Equivalents
Matthew J. Simoncini	$80,952	$41,404	$19,399	$12,816	$6,448	$1,310	$162,329
Jeffrey H. Vanneste	$21,478	$10,904	$4,749	$4,613	$2,578	$554	$44,876
Raymond E. Scott	$25,705	$13,050	$5,381	$5,125	$2,578	$554	$52,393
Terrence B. Larkin	$25,705	$13,050	$5,381	$5,125	$2,578	$554	$52,393
Frank C. Orsini	$18,901	$10,585	$4,539	$3,076	$1,546	$353	$39,000

(3)	The total amounts and values in columns (i) and (j) equal the total number of Performance Shares, at the maximum level, held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2015, which was $122.83 per share. These amounts exclude the Performance Shares for the 2013-2015 performance period that vested based on performance through December 31, 2015 and are reported in the “2015 Option Exercises and Stock Vested” table. In calculating the number of Performance Shares and their value, we are required by SEC rules to compare our performance through 2015 under the Performance Share grant against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if performance through the previous year exceeded target, even by only a modest amount, and even if it is unlikely that we will achieve the results that would dictate the payment of the maximum amount, we are required by SEC rules to report the maximum potential payouts. For the first year of the 2015-2017 performance period and through the second year of the 2014-2016 performance period, we exceeded target levels of Adjusted ROIC and Cumulative Pre-Tax Income (on a combined, pro-rated basis) and have accordingly reported the following Performance Shares at the maximum award level for each of these two performance periods. Amounts also include the following accrued dividend equivalents at the maximum level (which are not paid unless the performance goals are met with respect to the underlying Performance Shares):

	Number of 2014 Performance Shares (Maximum)	Number of 2015 Performance Shares (Maximum)	2014 Performance Share Dividend Equivalents (2014-2016 Awards)	2015 Performance Share Dividend Equivalents (2015-2017 Awards)	Total Dividend Equivalents
Matthew J. Simoncini	134,290	114,912	$248,426	$116,395	$364,821
Jeffrey H. Vanneste	35,365	28,129	$65,422	$28,491	$93,913
Raymond E. Scott	42,325	31,872	$78,297	$32,283	$110,580
Terrence B. Larkin	42,325	31,872	$78,297	$32,283	$110,580
Frank C. Orsini	34,335	26,889	$63,516	$27,235	$90,751

2015 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding stock-based awards that vested during 2015 for our Named Executive Officers. No options are outstanding and none were exercised in 2015.

	Stock Awards
Name(a)	Number of Shares Acquired on Vesting (d)(1)	Value Realized on Vesting (e)(1)(2)
Matthew J. Simoncini	207,193	$21,389,097
Jeffrey H. Vanneste	59,506	$6,201,606
Raymond E. Scott	67,743	$7,019,782
Terrence B. Larkin	67,743	$7,019,782
Frank C. Orsini	46,164	$4,752,900

(1)	Consists of 2012 RSU awards that vested on February 9, 2015 (and for Mr. Vanneste, a special 2012 award of 3,258 RSUs that vested on April 15, 2015), 2012 Career Shares that vested on November 14, 2015, and performance shares that vested based on performance during the three-year period ended December 31, 2015 (which were paid in 2016), in the following amounts:

	Number of 2012 RSU Shares Acquired on Vesting	2012 RSU Value Realized on Vesting	Number of 2012 Career Shares Acquired on Vesting	2012 Career Shares Value Realized on Vesting	Number of 2013 Performance Shares Acquired on Vesting (2013-2015 Awards)	2013 Performance Share Value Realized on Vesting (2013-2015 Awards)	Total RSU, Career Share and Performance Share Value
Matthew J. Simoncini	32,281	$3,456,972	12,376	$1,500,590	162,536	$15,910,649	$20,868,211
Jeffrey H. Vanneste	12,421	$1,352,906	3,960	$480,150	43,125	$4,221,506	$6,054,562
Raymond E. Scott	11,182	$1,197,480	4,950	$600,188	51,611	$5,052,201	$6,849,869
Terrence B. Larkin	11,182	$1,197,480	4,950	$600,188	51,611	$5,052,201	$6,849,869
Frank C. Orsini	5,245	$561,687	2,970	$360,113	37,949	$3,714,828	$4,636,628

(2)	Includes dividend equivalent payments, including interest, in the following amounts:

	2012 RSU Dividend Equivalents	2012 Career Share Dividend Equivalents	2013 Performance Share Dividend Equivalents (2013-2015 Awards)	Total Dividend Equivalent Payments
Matthew J. Simoncini	$68,854	$30,641	$421,391	$520,886
Jeffrey H. Vanneste	$25,434	$9,804	$111,806	$147,044
Raymond E. Scott	$23,851	$12,255	$133,807	$169,913
Terrence B. Larkin	$23,851	$12,255	$133,807	$169,913
Frank C. Orsini	$10,532	$7,353	$98,387	$116,272

2015 PENSION BENEFITS

Name(a)	Plan Name(s)(b)	Number of Years Credited Service (c)	Number of Years of Vesting Service(1)	Present Value of Accumulated Benefit(2)(d)	Payments During Last Fiscal Year(e)
Matthew J. Simoncini	Pension Plan (tax-qualified plan)	7.7	16.7	$186,177	$ —
	Pension Equalization Program	7.7	16.7	$92,604	$ —
	Salaried Retirement Restoration Program	7.7	16.7	$103,494	$ —
Jeffrey H. Vanneste(3)	Pension Plan (tax-qualified plan)	15.3	24.3	$398,415	$ —
	Pension Equalization Program	15.3	24.3	$84,337	$ —
	Salaried Retirement Restoration Program	15.3	24.3	$363,210	$ —
Raymond E. Scott	Pension Plan (tax-qualified plan)	18.4	27.4	$374,811	$ —
	Pension Equalization Program	18.4	27.4	$534,839	$ —
	Salaried Retirement Restoration Program	18.4	27.4	$346,807	$ —
Terrence B. Larkin(4)	N/A
Frank C. Orsini	Pension Plan (tax-qualified plan)	12.7	21.7	$189,540	$ —
	Pension Equalization Program	12.7	21.7	$81,489	$ —
	Salaried Retirement Restoration Program	12.7	21.7	$104,238	$ —

(1)	The pension programs were frozen with respect to any new benefits as of December 31, 2006, but vesting service continues to accrue after such date towards vesting requirements. As a result of their vesting service and/or age and service, all participating NEOs are vested in their pension benefits.

(2)	Present values determined using a December 31, 2015 measurement date and reflect benefits accrued based on service and pay earned through such date. Figures for the tax-qualified pension plan are determined based on post-commencement valuation mortality (2016 IRS Applicable Mortality Table for Code Section 417(e)), commencement of benefits at age 65 and an assumed discount rate of 4.50% as of the measurement date. Figures for the Pension Equalization Program and the Salaried Retirement Restoration Program (collectively, the “SERP”) are determined based on the 2016 IRS Applicable Mortality Table for Code Section 417(e), commencement of benefits at the later of age 60 and full vesting and an assumed discount rate of 3.40% as of the measurement date. The assumed future SERP present value conversion rate for those not yet in payment is 3.03%.

(3)	Mr. Vanneste was credited with prior service for his past affiliation with the Company in accordance with plan provisions.

(4)	Mr. Larkin is not a participant in the Pension Plan, Pension Equalization Program or Salaried Retirement Restoration Program pension make-up account (“Pension Make-Up Account”).

Qualified Pension Plan

The Named Executive Officers (as well as other eligible employees), other than Mr. Larkin, participate in the Lear Corporation Pension Plan (the “Pension Plan”), which was frozen with respect to any new benefits as of December 31, 2006. The Pension Plan is intended to be a qualified pension plan under the Internal Revenue Code, and its benefits are integrated with Social Security benefits. In general, an eligible employee became a participant on the July 1st or January 1st after completing one year of service (as defined in the plan). Benefits are funded by employer contributions that are determined under accepted actuarial principles and the Internal Revenue Code. The Company may make contributions in excess of any minimum funding requirements when the Company believes it is financially advantageous to do so and based on its other capital requirements and other considerations.

The Pension Plan contains multiple benefit formulas. Under the principal formula, which applies to all applicable Named Executive Officers, pension benefits are based on a participant’s “final average pay,” which is the average of the participant’s compensation for the five calendar years in the last ten years of employment in which the participant had his highest earnings. Compensation is generally defined under the plan to mean (i) all cash compensation reported for federal income tax purposes other than long-term incentive bonuses, and (ii) any elective contributions that are not includable in gross income under Internal Revenue Code Section 125 or 401(k). A participant’s annual retirement benefit, payable as a life annuity at age 65, equals the greater of:

•

(a) 1.10% times final average annual earnings times years of credited service before 1997 (to a maximum of 35 years), plus (b) 1.00% times final average annual earnings times years of credited service after 1996 (with a maximum of 35 years reduced by years of credited service before 1997), plus (c) 0.65% times final average annual earnings in excess of covered compensation (as defined in IRS Notice 89-70) times years of credited service (with a maximum of 35 years); and

•	$360.00 times years of credited service.

Any employee who on December 31, 1996 was an active participant and age 50 or older earned benefits under the 1.10% formula for years of credited service through 2001.

Credited service under the Pension Plan includes all years of pension service under the Lear Siegler Seating Corp. Pension Plan, and a participant’s retirement benefit under the Pension Plan is reduced by his benefit under the Lear Siegler Seating Corp. Pension Plan. The benefits under the Pension Plan become vested once the participant accrues five years of vesting service under the plan. Service performed after December 31, 2006 will continue to count towards vesting credit even though no additional benefits will accrue under the plan after that date.

Pension Equalization Program

The Pension Equalization Program, which was frozen as to any new benefits as of December 31, 2006, provides benefits in addition to the Pension Plan. The Pension Plan is subject to rules in the Internal Revenue Code that restrict the level of retirement income that can be provided to, and the amount of compensation that can be considered for, highly paid executives under the Pension Plan. The Pension Equalization Program is intended to supplement the benefits under the Pension Plan for certain highly paid executives whose Pension Plan benefits are limited by those Internal Revenue Code limits. A participant’s Pension Equalization Program benefit equals the difference between the executive’s actual vested accrued Pension Plan benefit and the Pension Plan benefit the executive would have accrued under the Company’s formula if the Internal Revenue Code limits on considered cash compensation and total benefits did not apply. Highly compensated executives and other employees whose compensation exceeds the Internal Revenue Code limits for at least three years are eligible to participate in the Pension Equalization Program. Each of the Named Executive Officers other than Mr. Larkin participated in the Pension Equalization Program. The benefits under the Pension Equalization Program become vested once the participant has either (i) attained age 55 and has 10 years of vesting service, attained age 65, or becomes eligible for disability retirement under the Pension Plan, or (ii) attained 20 years of vesting service. Vesting service will continue to accrue after December 31, 2006.

On December 18, 2007, the Pension Equalization Program was amended to provide for its termination and the wind down of the Company’s obligations pursuant thereto. All distributions will be completed within five years after the last participant vests or turns age 60, whichever is later. For an active participant who is eligible to receive benefits, amounts that would otherwise be payable will be used to fund a third party annuity or other investment vehicle. In such event, the participant will not receive any cash payments until the participant retires or otherwise terminates employment with the Company.

Lear Corporation Salaried Retirement Restoration Program

We have established the Lear Corporation Salaried Retirement Restoration Program, which was previously named the Lear Corporation PSP Excess Plan and before that, the Lear Corporation Executive Supplemental Savings Plan.

The Salaried Retirement Restoration Program has both defined benefit and defined contribution elements. The defined benefit element has been quantified and described in the 2015 Pension Benefits table and in the narrative below. The 2015 Nonqualified Deferred Compensation table below identifies the defined contribution components of the Salaried Retirement Restoration Program.

On November 14, 2012, the Compensation Committee approved an amendment and restatement of the Lear Corporation Salaried Retirement Restoration Program. The amendment renamed the plan to its current name and, for eligible participants, reinstated, effective January 1, 2013, non-qualified elective deferrals of salary and annual incentive award/bonus and associated Company matching contributions into the plan.

Defined Benefit Element

The Salaried Retirement Restoration Program (through a Pension Make-up Account) provides retirement benefits that would have been accrued through December 31, 2006 under the Pension Plan and/or the Pension Equalization Program if the participant had not elected to defer compensation under the Salaried Retirement Restoration Program as from time to time was in effect.

Defined Contribution Element

In 2015, the defined contribution component of the Salaried Retirement Restoration Program generally provided a defined contribution benefit of an amount that the participant would have received under the Pension Savings Plan but could not due to Internal Revenue Code limits applicable to the Pension Savings Plan as well as the opportunity to make deferrals of salary and bonus, and to receive Company matching contributions above Internal Revenue Code limits. Participants generally become vested in excess Pension Savings Plan and Company matching contributions under the Salaried Retirement Restoration Program after three years of vesting service. Distributions of the excess Pension Savings Plan contributions, deferral contributions, and Company matching contributions are made in a lump sum in the calendar year following the year of the participant’s termination of employment. Plan earnings under the excess Pension Savings Plan contributions, deferral contributions, and Company matching contributions are generally tied to rates of return on investments available under the qualified Retirement Program generally, as directed by plan participants.

2015 NONQUALIFIED DEFERRED COMPENSATION

Name(a)	Plan Name	Executive Contributions in Last FY(b)	Company Contributions in Last FY(1)(c)	Aggregate Earnings in Last FY(d)(2)	Aggregate Withdrawals/ Distributions(e)	Aggregate Balance at Last FYE(f)(3)
Matthew J. Simoncini	Salaried Retirement Restoration Program	$267,368	$629,271	$26,533	$—	$3,108,795
	Vested Career Shares	$—	$1,531,231	$22,815	$—	$1,554,046
Jeffrey H. Vanneste	Salaried Retirement Restoration Program	$101,625	$214,915	$(112)	$—	$853,318
	Vested Career Shares	$—	$489,954	$7,301	$—	$497,255
Raymond E. Scott	Salaried Retirement Restoration Program	$114,813	$247,886	$(16,234)	$—	$1,776,292
	Vested Career Shares	$—	$612,443	$9,126	$—	$621,569
Terrence B. Larkin	Salaried Retirement Restoration Program	$114,813	$222,555	$5,586	$—	$1,546,646
	Vested Career Shares	$—	$612,443	$9,126	$—	$621,569
Frank C. Orsini	Salaried Retirement Restoration Program	$87,989	$182,676	$278	$—	$804,311
	Vested Career Shares	$—	$367,466	$5,475	$—	$372,941

(1)	Salaried Retirement Restoration Program amounts are included in column (i) of the 2015 Summary Compensation Table. For Vested Career Shares, amounts represent the value of the Vested Career Shares (and accrued dividend equivalents) on November 14, 2015, the vesting date.

(2)	For Vested Career Shares, amounts represent accrued dividend equivalents plus stock price appreciation or depreciation and represent the difference between the values in columns (c) and (f).

(3)	For Vested Career Shares, amounts reflect the closing price of the Company’s common stock on December 31, 2015, which was $122.83, and accrued dividend equivalents (see the 2015 Options Exercised and Stock Vested table for more information).

Salaried Retirement Restoration Program

The defined contribution element of the Salaried Retirement Restoration Program is described in the narrative accompanying the 2015 Pension Benefits table above and is quantified in the 2015 Nonqualified Deferred Compensation table.

Potential Payments Upon Termination or Change in Control

The table below shows estimates of the compensation payable to each of our Named Executive Officers upon his termination of employment with the Company. The amount each executive will actually receive depends on the circumstances surrounding his termination of employment. The amount payable is shown for each of six categories of termination triggers. All amounts are calculated as if the executive terminated effective December 31, 2015. Values of accelerated equity awards are based on the closing price of our common stock on December 31, 2015, which was $122.83. The actual amounts due to any one of the Named Executive Officers on his termination of employment can only be determined at the time of his termination. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct.

Accrued amounts under the Company’s pension and deferred compensation plans are not included in this table. For these amounts, see the 2015 Pension Benefits table above and the 2015 Nonqualified Deferred Compensation table above.

Named Executive Officer	Cash Severance(1)	Continuation of Medical/Welfare Benefits (Present Value)(2)	Accelerated Vesting or Payout of Equity Awards(3)	Total Termination Benefits
Matthew J. Simoncini
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$6,741,000	$28,895	$26,665,488	$33,435,383
• Involuntary Termination without Cause (or for Good Reason)	$6,741,000	$28,895	$18,486,284	$25,256,179
• Retirement(4)	$—	$—	$16,114,445	$16,114,445
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability	$—	$—	$19,131,223	$19,131,223
• Death(5)	$—	$—	$19,131,223	$19,131,223
Jeffrey H. Vanneste
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,700,000	$28,895	$7,122,499	$9,851,394
• Involuntary Termination without Cause (or for Good Reason)	$2,700,000	$28,895	$4,953,616	$7,682,511
• Retirement(4)	$—	$—	$4,373,040	$4,373,040
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability	$—	$—	$5,226,484	$5,226,484
• Death(5)	$—	$—	$5,226,484	$5,226,484
Raymond E. Scott
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,982,900	$25,646	$8,246,646	$11,255,192
• Involuntary Termination without Cause (or for Good Reason)	$2,982,900	$25,646	$5,778,579	$8,787,125
• Retirement(4)	N/A	N/A	N/A	N/A
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability	$—	$—	$6,051,447	$6,051,447
• Death(5)	$—	$—	$6,051,447	$6,051,447
Terrence B. Larkin
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,982,900	$32,632	$8,246,646	$11,262,178
• Involuntary Termination without Cause (or for Good Reason)	$2,982,900	$32,632	$5,778,579	$8,794,111
• Retirement(4)	$—	$—	$5,120,725	$5,120,725
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability	$—	$—	$6,051,447	$6,051,447
• Death(5)	$—	$—	$6,051,447	$6,051,447
Frank C. Orsini
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,568,750	$23,533	$6,510,596	$9,102,879
• Involuntary Termination without Cause (or for Good Reason)	$2,568,750	$23,533	$4,513,506	$7,105,789
• Retirement(4)	N/A	N/A	N/A	N/A
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability	$—	$—	$4,687,049	$4,687,049
• Death(5)	$—	$—	$4,687,049	$4,687,049

(1)	Cash severance (in an amount equal to two times base salary plus target annual incentive bonus amount) is paid in a lump sum to each Named Executive Officer on the date that is six months after the date of termination (other than Mr. Vanneste, who receives cash severance in installments over 24 months), consistent with the requirements of Section 409A of the Internal Revenue Code. In addition to the amounts shown in the table, the executive would receive any accrued salary, bonus and all other amounts to which he is entitled under the terms of any compensation or benefit plans of the Company upon termination for any reason, and would receive a pro-rated bonus based on actual performance in the event of termination without “cause” or for “good reason.”

(2)	Consists of continuation of health insurance, life insurance premium and imputed income amounts.

(3)	Represents accelerated vesting of RSUs and accelerated or pro rata (as applicable) payout of Performance Shares (at target level) and any associated dividend equivalents with interest. Unvested Career Shares become vested and the underlying shares are immediately distributed (along with those for vested Career Shares) upon the executive’s (i) death, (ii) disability or (iii) involuntary or “good reason” termination of employment within 24 months following a change in control. Payments under any of the plans of the Company that are determined to be deferred compensation subject to Section 409A of the Internal Revenue Code are delayed by six months to the extent required by such provision. Accelerated and pro rata portions of the RSUs and performance shares are valued based on the December 31, 2015 closing price of the Company’s common stock.

(4)	As of December 31, 2015, Messrs. Simoncini, Vanneste and Larkin were retirement-eligible and, therefore, they qualify for accelerated vesting of certain incentive awards upon retirement. The Company does not provide for enhanced early retirement benefits under its pension programs.

(5)	Messrs. Simoncini, Vanneste, Scott and Orsini are fully vested in their pension benefits, and, as such, there would be no pension vesting enhancement with respect to death benefits for them. Mr. Larkin is not a participant in the Pension Plan and therefore is not eligible for such death benefit.

Payments and benefits to a Named Executive Officer upon termination or a change in control of the Company are determined according to the terms of his employment agreement and equity or incentive awards and the Company’s compensation and incentive plans. The severance benefit payments set forth in the table and discussed below are generally available to our executive officers, including the Named Executive Officers, who currently have employment agreements with the Company. The amounts due to an executive upon his termination of employment depend largely on the circumstances of his termination, as described below.

Change in Control

The employment agreements do not provide benefits solely upon a change in control. The LTSIP provides for accelerated vesting or payout of awards immediately upon a “change in control” (as defined in the LTSIP) only if the successor company does not agree to assume or replace such existing awards with an equivalent award upon the change in control. Otherwise, awards will only receive accelerated vesting if a change in control occurs and the executive is terminated by the Company without “cause” (as defined in the LTSIP) or resigns for “good reason” (as defined in the executive’s employment agreement, if applicable) within 24 months of such change in control.

Payments Made Upon Involuntary Termination (or for “Good Reason”) with a Change in Control

If a change in control occurs and the Named Executive Officer is terminated by the Company without “cause” (as defined in the LTSIP) or resigns for “good reason” (as defined in the Named Executive Officer’s employment agreement) within 24 months of such change in control, the Named Executive Officer will receive accelerated vesting with respect to outstanding and unvested equity awards, as disclosed in the table above.

None of our Named Executive Officers is a party to an employment agreement containing a provision which would reimburse the executive for any excise taxes he becomes subject to under Section 4999 of the Internal Revenue Code upon a change in control. Instead, the employment agreements for each of our Named Executive Officers contains a provision that reduces their change in control benefits below the level at which an excise tax is triggered, but only if the reduction results in greater after-tax proceeds to the executive.

Payments Made Upon Involuntary Termination (or for “Good Reason”)

Upon termination of employment by the executive for “good reason” (as defined in the employment agreements) or by the Company other than for “cause” or “incapacity” (each as defined in the employment agreement), the executive will receive base salary (at the higher of the rate in effect upon termination or the rate in effect 90 days prior to termination) through the date of termination, plus all other amounts owed under any compensation or benefit plans, including a bonus pro-rated for the portion of the performance period occurring prior to the date of termination. If the executive executes a release relating to his employment, he will also receive a lump sum payment equal to two times the sum of his annual base salary rate and annual target bonus amount, each as in effect as of the termination date. In the event of an involuntary termination for any reason other than cause, or by the executive for good reason, all unvested RSUs (other than Career Shares) become vested in their entirety upon termination and a pro rata amount of Performance Shares may be earned through the termination date if actual performance during the performance period meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting.

Payments Made Upon Retirement

The employment agreements do not distinguish between retirement and voluntary termination for other reasons, but under the LTSIP, an executive who retires with a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years when he terminates, is entitled to additional vesting credit for RSU awards. The executive will be entitled to receive the shares underlying the RSUs that would have vested if the date of termination had been 24 months later than it actually occurred. A pro rata amount of Performance Shares may be earned through the retirement date if actual performance during the performance period meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting.

Payments Made Upon Voluntary Termination (or for “Cause”)

An executive who voluntarily resigns or whose employment is terminated by the Company for “cause” (as defined in the employment agreement) will receive unpaid salary and benefits, if any, he has accrued through the effective date of his termination. If an executive terminates voluntarily and has not attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, he will be entitled to receive all of the shares underlying his vested RSUs and associated dividend equivalents with interest, but all unvested RSUs and Performance Shares and any associated dividend equivalents with interest will be forfeited. If an executive is terminated for cause, he will forfeit all RSUs and Performance Shares along with any associated dividend equivalents with interest.

Payments Made Upon Termination for Disability

Following termination of the executive’s employment for disability, the executive will receive all base salary and other accrued amounts then payable through the date of termination. He will also receive compensation payable under the Company’s disability and medical plans. In the event of the executive’s termination for disability, all unvested RSUs become vested in their entirety upon termination and a pro rata amount of Performance Shares may be earned through the termination date if actual performance during the performance period meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of distribution.

Treatment of Career Shares

All Career Shares (vested and unvested) are forfeited by the executive upon a voluntary termination by the executive prior to the Career Share qualifying retirement date (i.e age 62 or the date that the executive attains a combined number of age and years of service of 65, with a minimum age of 55 and minimum service of five years) or for violating non-competition and non-solicitation covenants prior to distribution of the shares. If the executive has a Career Share qualifying retirement or is terminated without “cause” or resigns for “good reason,” in each case within 24 months of the vesting date, the Career Shares will continue to vest as originally scheduled.

In general, the underlying shares of common stock for the vested Career Shares are not distributed until the later of (i) age 62 or (ii) the vesting date. If the executive terminates due to a qualifying retirement, the underlying shares of common stock for the vested Career Shares are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s qualifying retirement. If the executive has attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, and the executive is terminated without “cause” or resigns for “good reason,” the underlying shares of common stock for the vested RSUs are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s termination of employment.

Unvested Career Shares become vested and the underlying shares are immediately distributed (along with those for vested Career Shares) upon the executive’s (i) death, (ii) disability or (iii) involuntary or “good reason” termination of employment within 24 months following a change in control. The Career Shares do not automatically vest nor are the underlying shares distributed upon a change in control unless the successor company does not assume or replace the awards with awards of equivalent terms and value.

Payments Made Upon Death

Following the death of the executive, we will pay to his estate or designated beneficiary a pro rata portion of any bonus earned prior to the date of death. In the event of the executive’s death, all unvested RSUs become vested in their entirety and a pro rata amount of Performance Shares may be earned through the date of death if actual performance during the performance period meets the pre-established performance requirements. In addition, the estate or designated beneficiary would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting.

Conditions and Obligations of the Executive

Each executive who has entered into an employment agreement with the Company is obligated to:

•	comply with confidentiality, non-competition and non-solicitation covenants during employment;

•

comply with non-competition and non-solicitation covenants for one year after the date of termination (extended to two years in the case of termination upon disability, termination by the Company without “cause” or by the executive for “good reason”);

•

in order to receive severance payments due under the employment agreement, sign a general release relating to his employment (applies only in the case of termination by the Company without “cause” or by the executive for “good reason”);

•	return data and materials relating to the business of the Company in his possession;

•	make himself reasonably available to the Company to respond to periodic requests for information regarding the Company or his employment; and

•	cooperate with litigation matters or investigations as the Company deems necessary.

Compensation and Risk

We have conducted a risk assessment of our employee compensation policies and practices, including our executive compensation programs and metrics. The risk assessment was conducted by senior leaders of the Company, including representatives from finance, legal and human resources, and included a review of the employee compensation structures and pay administration practices. The Compensation Committee and its independent compensation consultant reviewed and discussed the findings of the assessment and concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching these conclusions, we considered the attributes of all of our programs, including:

•	The appropriate compensation mix between fixed (base salary) and variable (annual and long-term incentive) pay opportunities;

•	A review of market data and competitive practices for elements of executive compensation;

•	Performance measures that are tied to key Company short and long-term performance metrics and are correlated to total stockholder returns;

•	The alignment of annual and long-term award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results; and

•

A balanced mix of four performance measures for incentive awards (Free Cash Flow, Adjusted Operating Income, Cumulative Pre-Tax Income and Adjusted ROIC) that encourage value creation, retention and stock price appreciation.

We also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable performance thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. We concluded that our compensation programs do not include such elements.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The following persons served on our Compensation Committee during all or a portion of 2015: Ms. Ligocki and Messrs. Capo, Mallett and Runkle. No member of the Compensation Committee was, during the fiscal year ended December 31, 2015, an officer, former officer or employee of the Company or any of our subsidiaries. None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;

•	the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or

•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

COMPENSATION COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2015.

This Report is submitted by Ms. Ligocki and Messrs. Capo, Mallett and Runkle, being all of the current members of the Compensation Committee.

Thomas P. Capo, Chairman

Kathleen A. Ligocki

Conrad L. Mallett, Jr.

Donald L. Runkle

AUDIT COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee of the Board is responsible for evaluating audit performance, appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and evaluating policies and procedures relating to internal accounting functions and controls. The Audit Committee also oversees the audit fee negotiations associated with the retention of Ernst & Young LLP. The Audit Committee has discussed the advantages and disadvantages of independent registered public accounting firm rotation. Further, in connection with the periodic mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is involved in the selection of Ernst & Young LLP’s lead engagement partner.

The Audit Committee is currently comprised of Messrs. Smith, Bott, Capo and Foster, each a non-employee director, and operates under a written charter which was last amended by our Board in October 2015. A copy of the current charter is available on our website1 or in printed form upon request. Our Board has determined that all of the members of the Audit Committee are independent as defined in the listing standards of the NYSE and under Rule 10A-3 of the Exchange Act and that all such members are financially literate. Our Board also has determined that all members of the Audit Committee are audit committee financial experts as defined in Item 407(D) of Regulation S-K under the Exchange Act and have accounting or related financial management expertise.

[1]	http://files.shareholder.com/downloads/LEA/2950985911x0x273910/9dd028e6-4ab9-4052-82b4-1978cd23fbb3/audit.pdf

The Audit Committee members are neither professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as the report of management, for the year ended December 31, 2015, regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015 and 2016. Ernst & Young LLP has been the independent registered public accounting firm for the Company since 2002. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. In reaching this conclusion, the Audit Committee considered Ernst & Young LLP’s integrity, independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications and commitment to serving the Company.

The Audit Committee has discussed with the Company’s internal auditors and Ernst & Young LLP the overall scope and plans of their respective audits. The Audit Committee meets with the Company’s internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their procedures, their evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with Ernst & Young LLP, its judgments as to the quality, not just the acceptability, of the Company’s accounting policies and such other matters as are required to be discussed with the Audit Committee by the Standards of the Public Company Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the SEC, and other applicable regulations. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining the independence of Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 9, 2016.

This Report is submitted by Messrs. Smith, Bott, Capo and Foster, being all of the members of the Audit Committee.

Gregory C. Smith, Chairman

Richard H. Bott

Thomas P. Capo

Jonathan F. Foster

FEES OF INDEPENDENT ACCOUNTANTS

In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for 2015, we retained Ernst &Young LLP, as well as other accounting firms, to provide tax and other advisory services in 2015. We understand the need for Ernst & Young LLP to maintain objectivity and independence in its audit of our consolidated financial statements. It is also the Audit Committee’s goal that the fees that the Company pays to Ernst & Young LLP for permitted non-audit services in any year should not exceed the audit and audit-related fees paid to Ernst & Young LLP in such year, a goal which the Company achieved in 2015 and 2014.

In order to assure that the provision of audit and permitted non-audit services provided by Ernst & Young LLP, our independent registered public accounting firm, does not impair its independence, the Audit Committee is required to pre-approve the audit and permitted non-audit services to be performed by Ernst & Young LLP, other than de minimis services that satisfy the requirements pertaining to de minimis exceptions for non-audit services described in Section 10A of the Exchange Act. The Audit Committee also has adopted policies and procedures for pre-approving all audit and permitted non-audit work performed by Ernst & Young LLP. Any pre-approval must set forth in detail the particular service or category of services approved and is generally subject to a specific cost limit. All of the fees for audit, audit-related, tax and other services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described in this paragraph.

The Audit Committee has adopted policies regarding our ability to hire employees, former employees and certain relatives of employees of the Company’s independent registered public accounting firm.

During 2015 and 2014, we retained Ernst & Young LLP to provide services in the following categories and amounts (in thousands):

	2015	2014
Audit fees(1)	$8,271	$8,097
Audit-related fees(2)	350	659
Tax fees(3)	1,542	1,641
All other fees(4)	—	26

(1)	Audit fees in 2015 and 2014 include services related to the annual audit of our consolidated financial statements, the audit of our internal controls over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, international statutory audits and other services that are normally provided by the independent accountants in connection with our regulatory filings.

(2)	Audit-related fees in 2015 and 2014 include services related to the audits of employee benefit plans, agreed-upon procedures related to certain due diligence services and other risk assessment services.

(3)	Tax fees include services related to tax compliance, tax advice and tax planning.

(4)	All other fees in 2014 include services for assistance with insurance claims. There were no other fees billed by Ernst & Young LLP for any other services.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have established a written policy that has been broadly disseminated within the Company regarding (i) transactions with related parties and (ii) the employment of immediate family members of directors and executive officers. This policy assists us in identifying, reviewing, monitoring and, as necessary, approving transactions with related parties and also provides for the identification, monitoring and review of employment of immediate family members of directors and executive officers by our human resources department. The policy requires that any transaction, or series of transactions, with related parties in excess of $500,000, whether undertaken in or outside the ordinary course of our business, be presented to the Nominating and Corporate Governance Committee for approval. The policy further provides that all such employment decisions should be made in accordance with the Company’s policies and procedures and that directors and executive officers must not seek to improperly influence any employment decisions regarding their immediate family members.

We have implemented various procedures to ensure compliance with the related party transaction policy. For example, the Company’s standard purchasing terms and conditions require vendors to advise us upon any such vendor becoming aware of certain directors, employees or stockholders of the vendor being affiliated with a director or officer (or immediate family member of either) of the Company or its subsidiaries. This requirement applies if such person is involved in the vendor’s relationship with the Company or if such person receives any direct or indirect compensation or benefit based on that relationship. Company policy prohibits our employees from simultaneously working for any customer or vendor of the Company. In addition, the policy prohibits our directors, officers and employees from participating in, or seeking to influence, decisions regarding the selection of a vendor or supplier if such person (or any member of his or her family living in the same household) has any personal or financial interest or investment in such vendor or supplier, subject to certain limited exceptions, and advises directors, officers and employees to report any violation of this policy to our legal department immediately upon becoming aware thereof.

Each year, we circulate conflict of interest questionnaires to all our directors, members of senior management, purchasing personnel and certain other employees. Based on the results of these questionnaires, the legal department reports all known transactions or relationships with related parties to, among others, our Chief Accounting Officer. Payments to vendors identified as related party vendors in North America are processed through a centralized payables system. At least twice per year, the list of related parties is updated by directors, members of senior management and certain other employees.

Pursuant to this policy, we have adopted procedures which assist us in identifying and reviewing relationships involving the employment of immediate family members of directors and executive officers. Our directors and executive officers are required to notify the senior human resources executive upon becoming aware that an immediate family member is seeking employment with the Company or any of its subsidiaries. In addition, each year, our directors and executive officers provide the Company with the names of their immediate family members who are employed by the Company. All employment decisions regarding these family members, including, but not limited to, changes in compensation and job title, are reviewed prior to the action. A list of any immediate family members of the Company’s directors or executive officers who are employed by the Company are provided annually to the Nominating and Corporate Governance Committee.

At least twice per year, the Chief Accounting Officer reports to the Vice President of Internal Audit on related party relationships, including those with customers, as well as the amount of business performed between the Company and each related party during the preceding six months, year-to-date and for the preceding fiscal year. At least annually, the Vice President of Internal Audit prepares an audit plan for reviewing significant transactions with related parties and reports such audit plan and the results to the Nominating and Corporate Governance Committee. The Chief Accounting Officer, General Counsel and Vice President of Internal Audit meet at least twice per year to confirm the adequate monitoring and reporting of related party transactions. The Chief Accounting Officer then reports on such monitoring and disclosure at least annually to the Nominating and Corporate Governance Committee, which in turn reports to the Board regarding its review and approval of related party transactions. The Nominating and Corporate Governance Committee also receives a summary of all significant transactions with related parties at least annually.

In connection with any required Nominating and Corporate Governance Committee approval, a member of our senior management must represent to the Nominating and Corporate Governance Committee that the related party at issue has been held to the same standards as unaffiliated third parties. Nominating and Corporate Governance Committee members having (or having an immediate family member that has) a direct or indirect interest in the transaction must recuse themselves from consideration of the transaction.

During 2015, these procedures resulted in the review by the Nominating and Corporate Governance Committee of the employment relationship set forth below under “— Certain Transactions.”

In addition, our Code of Business Conduct and Ethics prohibits activities that conflict with, or have the appearance of conflicting with, the best interests of the Company and its stockholders. Such conflicts of interest may arise when an employee, or a member of the employee’s family, receives improper personal benefits as a result of such individual’s position in the Company.

Certain Transactions

Mark Mueller, a Principal Engineer for the Company, is a brother-in-law of Raymond E. Scott, the Company’s Executive Vice President and President, Seating. In 2015, the Company paid Mr. Mueller approximately $200,000, which included bonus payments and other standard benefit arrangements. The compensation paid to Mr. Mueller was approved in accordance with the Company’s standard compensation practices for similarly situated employees.

RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2)

Our Audit Committee has retained Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016. A proposal will be presented at the Annual Meeting to ratify this retention. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage Ernst & Young LLP. Even if the retention of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF

THE RETENTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2016. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR

THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT

(PROPOSAL NO. 3)

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval by stockholders of the Company’s executive compensation program and practices as disclosed in this Proxy Statement. As initially approved by stockholders at the annual meeting of stockholders in 2011 and consistent with the Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis. While this vote is advisory, and not binding on the Board, it will provide information to the Board and Compensation Committee regarding investor sentiment about our executive compensation programs and practices, which the Compensation Committee will carefully review when evaluating our executive compensation program. At the annual meeting of stockholders in 2015, our executive compensation program and practices disclosed in our 2015 Proxy Statement received a favorable vote by over 98% of shares voted.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2016 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosures.”

The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our Named Executive Officers in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns the Named Executive Officers’ financial interests with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.

We urge our stockholders to read “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our Named Executive Officers.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this advisory resolution.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF

EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ADVISORY APPROVAL OF

EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT UNLESS

STOCKHOLDERS SPECIFY A CONTRARY VOTE.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2017 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 1, 2016. Stockholders who intend to present proposals at the annual meeting of stockholders in 2016 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2017, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or less than 70 days after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, the deadline for proposals brought under our Bylaws is February 18, 2017. Stockholder proposals should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Terrence B. Larkin, Executive Vice President, Business Development, General Counsel and Corporate Secretary.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 which we filed with the SEC, including the financial statements and schedule. If the person requesting the report was not a stockholder of record on March 24, 2016, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Terrence B. Larkin, Executive Vice President, Business Development, General Counsel and Corporate Secretary.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY MAIL.

By Order of the Board of Directors,

Terrence B. Larkin Executive Vice President, Business Development, General Counsel and Corporate Secretary

APPENDIX A

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

The information presented in this proxy statement under the caption “Compensation Discussion and Analysis—Executive Summary” regarding adjusted earnings per share does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP. Management believes that the non-GAAP information used in this proxy statement is useful to both management and investors in their analysis of the Company’s financial position and results of operations. The non-GAAP information provided may not be consistent with methodologies used by other companies. All non-GAAP information regarding adjusted earnings per share is reconciled with reported GAAP results in the table below.

(unaudited; in millions, except per share amounts)	2015	2014
Net income attributable to Lear	$745.5	$672.4
Restructuring costs and other special items -
Costs related to restructuring actions	97.2	115.3
Acquisition and other related costs	10.9	5.3
Acquisition-related inventory fair value adjustment	15.8	—
Loss on redemption of bonds	14.3	17.9
Loss related to affiliates, net	1.8	0.8
Other	1.5	3.3
Tax impact of special items and other net tax adjustments(1)	(43.1)	(149.1)

Adjusted net income attributable to Lear	$843.9	$665.9

Weighted average number of diluted shares outstanding	77.8	81.7
Diluted net income per share attributable to Lear	$9.59	$8.23

Adjusted earnings per share	$10.85	$8.15

(1)	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items (including changes in valuation allowances in several foreign and domestic subsidiaries). The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

A-1

LEAR CORPORATION

ATTN: INVESTOR RELATIONS

21557 TELEGRAPH ROAD

SOUTHFIELD, MI 48033

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 18, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 18, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain

1a Richard H. Bott	☐	☐	☐

1b Thomas P. Capo	☐	☐	☐

1c Jonathan F. Foster	☐	☐	☐

1d Mary Lou Jepsen	☐	☐	☐

1e Kathleen A. Ligocki	☐	☐	☐

1f Conrad L. Mallett, Jr.	☐	☐	☐

1g Donald L. Runkle	☐	☐	☐

1h Matthew J. Simoncini	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐

Please indicate if you plan to attend this meeting	☐	☐

		For	Against	Abstain

1i Gregory C. Smith		☐	☐	☐

1j Henry D. G. Wallace		☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2. and 3.		For	Against	Abstain

2.	Ratification of the retention of Ernst & Young LLP as independent registered public accounting firm for 2016.	☐	☐	☐

3.	Advisory vote to approve Lear Corporation’s executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,

please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

0000274538_1      R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Lear Proxy Statement, Lear Annual Report is/are available at www.proxyvote.com

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LEAR CORPORATION This proxy is solicited on behalf of the Board of Directors of Lear Corporation for the Annual Meeting of Stockholders on May 19, 2016, at 9:00 a.m. (Eastern Daylight Time).

This proxy is solicited on behalf of the Board of Directors of Lear Corporation for the Annual Meeting of Stockholders on May 19, 2016 or any adjournment or postponement thereof (the “Meeting”).

The undersigned appoints Matthew J. Simoncini and Terrence B. Larkin, and each of them, with full power of substitution in each of them, the proxies of the undersigned, and authorizes them to vote for and on behalf of the undersigned all shares of Lear Corporation common stock which the undersigned may be entitled to vote on all matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all nominees for director and FOR proposals 2 and 3.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

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